AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 16, 1998.

                     SUBJECT TO AMENDMENT.        REGISTRATION NOS. 333-64871
                                                                    333-64871-01
                                                                    333-64871-02
                                                                    333-64871-03
                                                                    333-64871-04
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

              THE SOUTHERN COMPANY                            DELAWARE                           58-0690070
     SOUTHERN COMPANY CAPITAL FUNDING, INC.                   DELAWARE                           58-2318047
        SOUTHERN COMPANY CAPITAL TRUST V                      DELAWARE                          APPLIED FOR
        SOUTHERN COMPANY CAPITAL TRUST VI                     DELAWARE                          APPLIED FOR
       SOUTHERN COMPANY CAPITAL TRUST VII                     DELAWARE                          APPLIED FOR
   (Exact name of each registrant as specified    (State or other jurisdiction of     (I.R.S. Employer Identification
                 in its charter)                   incorporation or organization)                   No.)

            THE SOUTHERN COMPANY AND THE TRUSTS:                       SOUTHERN COMPANY CAPITAL FUNDING, INC.:
                 270 PEACHTREE STREET, N.W.                                   1403 FOULK ROAD, SUITE 102
                   ATLANTA, GEORGIA 30303                                     WILMINGTON, DELAWARE 19803
                       (770) 393-0650                                               (302) 427-1935

(Address, including zip code, and telephone number, including area code, of each registrant's principal executive offices)
                             ---------------------

                           TOMMY CHISHOLM, SECRETARY
                              THE SOUTHERN COMPANY
                           270 PEACHTREE STREET, N.W.
                             ATLANTA, GEORGIA 30303
                                 (770) 393-0650
 (Name, address, including zip code, and telephone number, including area code, of agent for service of each registrant)
                             ---------------------
  THE COMMISSION IS REQUESTED TO MAIL SIGNED COPIES OF ALL ORDERS, NOTICES AND
                               COMMUNICATIONS TO:

                       W. L. WESTBROOK                                         JOHN D. MCLANAHAN, ESQ.
                  FINANCIAL VICE PRESIDENT                                       TROUTMAN SANDERS LLP
                    THE SOUTHERN COMPANY                                      600 PEACHTREE STREET, N.E.
                 270 PEACHTREE STREET, N.W.                                           SUITE 5200
                   ATLANTA, GEORGIA 30303                                    ATLANTA, GEORGIA 30308-2216

                             ---------------------
   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                       TITLE OF                             AMOUNT          PROPOSED MAXIMUM     PROPOSED MAXIMUM     AMOUNT OF
               EACH CLASS OF SECURITIES                     TO BE            OFFERING PRICE     AGGREGATE OFFERING   REGISTRATION
                   TO BE REGISTERED                     REGISTERED(1)       PER UNIT(1)(2)(3)     PRICE(1)(2)(3)        FEE(1)
---------------------------------------------------------------------------------------------------------------------------------
Common Stock of The Southern Company ("Common
Stock")...............................................
---------------------------------------------------------------------------------------------------------------------------------
Senior Notes and Junior Subordinated Notes
(collectively, "Debt Securities") of Southern Company
Capital Funding, Inc. ................................
---------------------------------------------------------------------------------------------------------------------------------
Junior Subordinated Notes of Southern Company Capital
Funding, Inc. for issuance to Southern Company Capital
Trust V, Southern Company Capital Trust VI and
Southern Company Capital Trust VII ("Junior
Subordinated Trust Notes")............................
---------------------------------------------------------------------------------------------------------------------------------
Preferred Securities of Southern Company Capital Trust
V, Southern Company Capital Trust VI and Southern
Company Capital Trust VII, severally ("Preferred
Securities")..........................................
---------------------------------------------------------------------------------------------------------------------------------
Guarantees of Preferred Securities of Southern Company
Capital Trust V, Southern Company Capital Trust VI and
Southern Company Capital Trust VII by The Southern
Company(3)............................................
---------------------------------------------------------------------------------------------------------------------------------
Stock Purchase Contracts of The Southern Company or
Southern Company Capital Funding, Inc. to purchase
Common Stock of The Southern Company ("Stock Purchase
Contracts")...........................................
---------------------------------------------------------------------------------------------------------------------------------
Stock Purchase Units, each representing ownership of a
Stock Purchase Contract and Preferred Securities, Debt
Securities or debt obligations of third parties, of
The Southern Company or Southern Company Capital
Funding, Inc. ("Stock Purchase Units")................
---------------------------------------------------------------------------------------------------------------------------------
Guarantees of Debt Securities, Stock Purchase
Contracts and Stock Purchase Units of Southern Company
Capital Funding, Inc. by The Southern Company(4)......
---------------------------------------------------------------------------------------------------------------------------------
Total.................................................  $1,300,000,000(5)         100%            $1,300,000,000       $383,500(6)
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Such indeterminate number or amount of Common Stock of The Southern Company, Debt Securities, Junior Subordinated Trust Notes, Stock Purchase Contracts, Stock Purchase Units and Preferred Securities as may from time to time be issued at indeterminate prices. Junior Subordinated Trust Notes may be issued and sold to Southern Company Capital Trust V, Southern Company Capital Trust VI and Southern Company Capital Trust VII, in which event such Junior Subordinated Trust Notes may later be distributed to the holders of Preferred Securities upon a dissolution of Southern Company Capital Trust V, Southern Company Capital Trust VI and Southern Company Capital Trust VII and the distribution of the assets thereof.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) and exclusive of accrued interest and dividends, if any. Calculated using the maximum aggregate offering price of such indeterminate amount of Debt Securities that may be offered from time to time at an offering price below their face value.
(3) Includes the rights of holders of the Preferred Securities of a Southern Company Capital Trust under the Preferred Securities Guarantee and back-up undertakings, consisting of obligations by The Southern Company and Southern Company Capital Funding, Inc. to provide certain indemnities in respect of, and pay and be responsible for certain expenses, costs, liabilities and debts of, as applicable, Southern Company Capital Trust V, Southern Company Capital Trust VI and Southern Company Capital Trust VII and such other obligations of The Southern Company and Southern Company Capital Funding, Inc. set forth in the Amended and Restated Trust Agreement, the Subordinated
    Note Indenture and Supplemental Indentures thereto, in each case as further described in the Registration Statement. No separate consideration will be received for any Southern Company Guarantees or any back-up undertakings.
(4) No separate consideration will be received for any such Guarantees.
(5) Includes $1,000,000,000 in respect of shares of unsold Common Stock of The Southern Company previously registered under Registration Statement No. 333-09077 (which shares are valued based upon the average of the high and low prices on September 29, 1998, as reported by The Wall Street Journal in its report of NYSE-Composite Transactions).

(6) Previously paid.

                             ---------------------
   THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
   THE WITHIN PROSPECTUS CONTAINS THE INFORMATION REQUIRED BY RULE 429 OF THE COMMISSION UNDER THE SECURITIES ACT OF 1933 WITH RESPECT TO $1,000,000,000 IN RESPECT OF SHARES OF COMMON STOCK OF THE SOUTHERN COMPANY REMAINING UNSOLD UNDER REGISTRATION STATEMENT NO. 333-09077.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



     This Registration Statement includes a prospectus supplement that relates to the proposed offering of Preferred Securities as described therein currently planned to commence as soon as practicable after the effective date of the Registration Statement.

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE NOT OFFERS TO SELL THESE SECURITIES AND THEY ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 Subject to Completion, Dated December 16, 1998



          Prospectus Supplement to Prospectus Dated December   , 1998


                         6,000,000 Preferred Securities


                        SOUTHERN COMPANY CAPITAL TRUST V


            % Cumulative Quarterly Income Preferred Securities (QUIPS(SM))


                (Liquidation Amount $25 per Preferred Security)



         Fully and unconditionally guaranteed, as described herein, by


                            (Southern Company Logo)
                          ---------------------------


     A brief description of the      % Cumulative Quarterly Income Preferred
Securities (QUIPS(SM)) can be found under "Summary Information -- Q&A" in this Prospectus Supplement.



     Application has been made to list the Preferred Securities on the New York Stock Exchange. If approved, The Southern Company expects trading of the Preferred Securities to begin within 30 days after they are first issued.



     The Southern Company urges you to carefully read the "Risk Factors" section beginning on page S-6, for a description of specific risks associated with these Preferred Securities, along with this Prospectus Supplement and the Prospectus, before you make your investment decision.


                          ---------------------------


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                          ---------------------------


                                                                 PER
                                                          PREFERRED SECURITY       TOTAL
                                                          ------------------       -----
Initial public offering price(1)........................        $               $
Underwriting commissions to be paid by The Southern
  Company...............................................           (2)                  (2)
Proceeds to Southern Company Capital Trust V............        $               $


-------------------------


(1) Plus accumulated distributions, if any, from the date of original issuance,
    which is expected to be December   , 1998.



(2) Underwriting commissions of $          per Preferred Security will be paid
    by The Southern Company; except that for sales of 10,000 or more Preferred
    Securities to a single purchaser, the commissions will be $     per
    Preferred Security.



     The Underwriters expect to deliver the Preferred Securities in book-entry form only through The Depository Trust Company against payment in New York, New
York on December   , 1998.

                          ---------------------------


     "QUIPS" is a registered service mark of Goldman, Sachs & Co.


                          ---------------------------


GOLDMAN, SACHS & CO.


           MORGAN STANLEY DEAN WITTER



                       CIBC OPPENHEIMER



                                  LEHMAN BROTHERS



                                           MERRILL LYNCH & CO.



                                                   SALOMON SMITH BARNEY

                          ---------------------------


                 Prospectus Supplement dated December   , 1998.

                            SUMMARY INFORMATION--Q&A



     The following information supplements, and should be read together with, the information contained in other parts of this Prospectus Supplement and in the accompanying Prospectus. This summary highlights selected information from this Prospectus Supplement and the accompanying Prospectus to help you
understand the        % Cumulative Quarterly Income Preferred Securities
(QUIPS(R)) (the "Preferred Securities"). You should carefully read this Prospectus Supplement and the accompanying Prospectus to understand fully the terms of the Preferred Securities as well as the tax and other considerations that are important to you in making a decision about whether to invest in the Preferred Securities. You should pay special attention to the "Risk Factors" section beginning on Page S-6 of this Prospectus Supplement to determine whether an investment in the Preferred Securities is appropriate for you.



WHAT ARE THE PREFERRED SECURITIES?



     Each Preferred Security represents an undivided beneficial interest in the assets of Southern Company Capital Trust V (the "Trust"). Each Preferred Security will entitle the holder to receive quarterly cash distributions as described in this Prospectus Supplement. The Trust is offering 6,000,000
Preferred Securities at a price of $    for each Preferred Security.



WHO IS THE TRUST?



     The Trust is a Delaware business trust. Its principal place of business is c/o The Southern Company, 270 Peachtree Street, N.W., Atlanta, Georgia 30303, and its telephone number is (770) 393-0650.



     The Trust will sell its Preferred Securities to the public and its common securities (the "Common Securities") to Southern Company Capital Funding, Inc. ("Capital"). The Trust will use the proceeds from these sales to buy a series of
       % junior subordinated deferrable interest notes due December 31, 2028 (the "Series E Junior Subordinated Notes") from Capital with the same financial terms as the Preferred Securities. The Southern Company ("Southern") will guarantee payments made on the Preferred Securities as described herein.



     Bankers Trust Company will act as property trustee (the "Property Trustee") of the Trust. Two employees of an affiliate of Southern also will act as trustees (the "Administrative Trustees") of the Trust. Bankers Trust (Delaware) will be an additional trustee (the "Delaware Trustee") of the Trust. Bankers Trust Company will act as trustee (the "Indenture Trustee") under the Subordinated Note Indenture (the "Subordinated Note Indenture") pursuant to which the Series E Junior Subordinated Notes will be issued and will act as trustee under the Preferred Securities Guarantee (the "Guarantee Trustee"). The Property Trustee, Delaware Trustee and Administrative Trustees are sometimes referred to as the "Securities Trustees."



WHO IS SOUTHERN?



     Southern was incorporated under the laws of Delaware on November 9, 1945. Southern is domesticated under the laws of Georgia and is qualified to do business as a foreign corporation under the laws of Alabama. The principal executive offices of Southern are located at 270 Peachtree Street, N.W., Atlanta, Georgia 30303, and the telephone number is (770) 393-0650.



WHO IS CAPITAL?



     Capital was established to obtain financing for Southern and direct and indirect subsidiaries of Southern other than the operating affiliates. Capital does not and will not engage in business activities other than such financing.



     Capital was incorporated under the laws of Delaware on January 24, 1997 and is a wholly-owned subsidiary of Southern Energy, Inc. (formerly known as SEI Holdings, Inc.), which itself is a wholly-owned subsidiary of Southern. The principal executive offices of Capital are located at 1403 Foulk Road, Suite 102, Wilmington, Delaware 19803, and the telephone number is (302) 427-1935.



WHEN WILL YOU RECEIVE QUARTERLY DISTRIBUTIONS?



     If you purchase the Preferred Securities, you are entitled to receive
cumulative cash distributions at an annual rate of        % (the "Securities
Rate") of the liquidation amount of $25 per Preferred Security. Distributions will accumulate from the date the Trust issues the Preferred Securities (the "Issue Date") and will be paid quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, a "Distribution Date"), beginning March 31, 1999.



WHEN CAN PAYMENT OF YOUR DISTRIBUTIONS BE DEFERRED?



     Capital can, on one or more occasions, defer interest payments on the Series E Junior Subordinated Notes for up to 20 consecutive quarterly periods. A deferral of interest payments cannot extend, however, beyond the maturity date of the Series E Junior Subordinated Notes (which is December 31, 2028).



     If Capital defers interest payments on the Series E Junior Subordinated Notes, the Trust will also defer distributions on the Preferred Securities. During this deferral period, distributions will continue to accrue on the
Preferred Securities at an annual rate of      % of the liquidation amount of
$25 per Preferred Security. Also, the deferred distributions will themselves
accrue interest at an annual rate of      % (to the extent permitted by law).
Once Capital makes all interest payments on the Series E Junior Subordinated Notes, with accrued interest, it can again postpone interest payments on the Series E Junior Subordinated Notes.



     During any period in which Capital defers interest payments on the Series E Junior Subordinated Notes, neither Southern nor Capital will be permitted to (with limited exceptions):



     - pay a dividend or make any distributions on its capital stock or redeem, purchase, acquire or make a liquidation payment on any of its capital stock, or make any guarantee payments with respect to the foregoing; or



     - make an interest, principal or premium payment on, or repurchase or redeem, any of its debt securities that rank equal with or junior to the Series E Junior Subordinated Notes.



     If Capital defers payments of interest on the Series E Junior Subordinated Notes, the Preferred Securities will, from the time of deferral, be treated as being issued with original issue discount ("OID") for United States federal income tax purposes. This means you will be required to recognize interest income with respect to distributions and include such amounts in your gross income for United States federal income tax purposes even though you will not have received any cash distributions relating to such interest income. See "Certain Federal Income Tax Considerations -- Original Issue Discount."



WHEN CAN THE TRUST REDEEM THE PREFERRED SECURITIES?



     The Trust must redeem all of the outstanding Preferred Securities and Common Securities (together, the "Trust Securities") when the Series E Junior Subordinated Notes are paid at maturity on December 31, 2028. In addition, if Capital redeems any Series E Junior Subordinated Notes before their maturity, the Trust will use the cash it receives from the redemption to redeem, on a pro rata basis, Preferred Securities and Common Securities having a combined liquidation amount equal to the principal amount of the Series E Junior Subordinated Notes redeemed.

     Capital can redeem some or all of the Series E Junior Subordinated Notes before their maturity at 100% of their principal amount on one or more occasions
any time on or after December    , 2003. Capital also has the option to redeem
the Series E Junior Subordinated Notes, in whole, but not in part, at any time if certain changes in tax or investment company law occur and certain other conditions are satisfied, as more fully described under "Description of the Preferred Securities -- Special Event Redemption or Distribution." In any case, Capital will pay accrued interest to the date of redemption.



WHAT IS SOUTHERN'S GUARANTEE OF THE PREFERRED SECURITIES?



     Southern will guarantee the Preferred Securities based on:



     - its guarantee of Capital's obligations to make payments on the Series E Junior Subordinated Notes (the "Series E Junior Subordinated Notes Guarantee");



     - its obligations under the Preferred Securities Guarantee (the "Preferred Securities Guarantee"); and



     - its obligations under the Trust Agreement and the Agreement as to Expenses and Liabilities.



     The payment of distributions on the Preferred Securities is guaranteed by Southern under the Preferred Securities Guarantee, but only to the extent the Trust has funds legally and immediately available to make distributions.



     Southern's obligations under the Series E Junior Subordinated Notes Guarantee and the Preferred Securities Guarantee are:



     - subordinate and junior in right of payment to its other liabilities;



     - equal in rank to its most senior preferred stock; and



     - senior to its common stock.



WHEN COULD THE SERIES E JUNIOR SUBORDINATED NOTES BE DISTRIBUTED TO YOU?



     Capital has the right to terminate the Trust at any time. If Capital terminates the Trust, the Trust will liquidate by distributing the Series E Junior Subordinated Notes to holders of the Preferred Securities and the Common Securities on a pro rata basis. If the Series E Junior Subordinated Notes are distributed, Capital will use its best efforts to list the Series E Junior Subordinated Notes on the New York Stock Exchange ("NYSE")(or any other exchange on which the Preferred Securities are then listed) in place of the Preferred Securities. For a discussion of Capital's ability to distribute the Series E Junior Subordinated Notes, see "Description of the Preferred
Securities -- Special Event Redemption or Distribution" and "-- Liquidation Distribution Upon Dissolution."



WILL THE PREFERRED SECURITIES BE LISTED ON A STOCK EXCHANGE?



     Application has been made to list the Preferred Securities on the NYSE. If approved, trading of the Preferred Securities is expected to begin within 30 days after they are first issued.



WILL HOLDERS OF THE PREFERRED SECURITIES HAVE ANY VOTING RIGHTS?



     Generally, the holders of the Preferred Securities will not have any voting rights. See "Description of the Preferred Securities -- Voting Rights."

IN WHAT FORM WILL THE PREFERRED SECURITIES BE ISSUED?



     The Preferred Securities will be represented by one or more global securities that will be deposited with and registered in the name of The Depository Trust Company ("DTC") or its nominee. This means that you will not receive a certificate for your Preferred Securities and that your broker will maintain your position in the Preferred Securities. Southern expects that the Preferred Securities will be ready for delivery through DTC on or about December
   , 1998.

                                  RISK FACTORS



     Your investment in the Preferred Securities will involve certain risks. You should carefully consider the following discussion of risks, and the other information in this Prospectus Supplement and the accompanying Prospectus, before deciding whether an investment in the Preferred Securities is suitable for you.



CAPITAL'S OBLIGATIONS UNDER THE SERIES E JUNIOR SUBORDINATED NOTES AND SOUTHERN'S OBLIGATIONS UNDER THE SERIES E JUNIOR SUBORDINATED NOTES GUARANTEE AND THE PREFERRED SECURITIES GUARANTEE ARE SUBORDINATED.



     Capital's obligations under the Series E Junior Subordinated Notes will rank junior in priority of payment to all of Capital's Senior Indebtedness (as defined under "Description of the Junior Subordinated Notes -- Subordination" in the accompanying Prospectus). Capital currently has no Senior Indebtedness outstanding. The obligations of Southern under the Series E Junior Subordinated Notes Guarantee and the Preferred Securities Guarantee will be subordinate and junior to all present and future Senior Indebtedness of Southern. At September 30, 1998, Senior Indebtedness of Southern aggregated approximately $618,000,000. There are no terms in the Preferred Securities, the Series E Junior Subordinated Notes, the Preferred Securities Guarantee or the Series E Junior Subordinated Notes Guarantee that limit Southern's or Capital's ability to incur additional indebtedness, including indebtedness that ranks senior to the Series E Junior Subordinated Notes or the Series E Junior Subordinated Notes Guarantee. This means that each of Capital and Southern cannot make any payments on the Series E Junior Subordinated Notes if it defaults on a payment of Senior Indebtedness and does not cure such default within the applicable grace period or if the Senior Indebtedness becomes immediately due because of a default and has not yet been paid in full.



     Southern's obligations under the Series E Junior Subordinated Notes Guarantee and the Preferred Securities Guarantee will rank in priority of payment as follows:



          - subordinate and junior in right of payment to its other liabilities;



          - equal in rank to its most senior preferred stock; and



          - senior to its common stock.



     This means that Southern cannot make any payments on the Series E Junior Subordinated Notes Guarantee and the Preferred Securities Guarantee if it defaults on a payment on any of its other liabilities. In addition, in the event of the bankruptcy, liquidation or dissolution of Southern, its assets would be available to pay obligations under the Series E Junior Subordinated Notes Guarantee and the Preferred Securities Guarantee only after Southern made all payments on its other liabilities.



     Neither the Preferred Securities, the Series E Junior Subordinated Notes, the Series E Junior Subordinated Notes Guarantee nor the Preferred Securities Guarantee limit the ability of Southern or Capital to incur additional indebtedness, including indebtedness that ranks senior in priority of payment to the Series E Junior Subordinated Notes, the Series E Junior Subordinated Notes Guarantee and the Preferred Securities Guarantee. See "Description of the Preferred Securities Guarantee -- Subordination" and "Description of the Junior Subordinated Notes -- Subordination" in the accompanying Prospectus.



THE PREFERRED SECURITIES GUARANTEE ONLY COVERS PAYMENTS IF THE TRUST HAS CASH AVAILABLE.



     The ability of the Trust to pay scheduled distributions on the Preferred Securities, the redemption price of the Preferred Securities and the liquidation amount of each Preferred Security is solely dependent upon Capital making the related payments on the Series E Junior Subordinated Notes when due.

     If Capital defaults on its obligations to pay principal or interest on the Series E Junior Subordinated Notes, the Trust will not have sufficient funds to pay distributions, the redemption price or the liquidation amount of each Preferred Security. In those circumstances, you will not be able to rely upon the Preferred Securities Guarantee for payment of these amounts.



     Instead, you:



          - may directly sue Southern or Capital or seek other remedies to collect your pro rata share of payments owed; or



          - may rely on the Property Trustee to enforce the Trust's rights under the Series E Junior Subordinated Notes and the Series E Junior Subordinated Notes Guarantee.



DEFERRAL OF DISTRIBUTIONS WOULD HAVE TAX CONSEQUENCES FOR YOU AND MAY AFFECT THE TRADING PRICE OF THE PREFERRED SECURITIES.



     Capital can, on one or more occasions, defer interest payments on the Series E Junior Subordinated Notes for up to 20 consecutive quarterly periods. If Capital defers interest payments on the Series E Junior Subordinated Notes, the Trust will defer distributions on the Preferred Securities during any deferral period. However, distributions would still accumulate and such deferred
distributions would themselves accrue interest at the annual rate of      % per
annum (to the extent permitted by law).



     If Capital defers payments of interest on the Series E Junior Subordinated Notes, you will be required to recognize interest income for United States federal income tax purposes (based on your pro rata share of the interest on the Series E Junior Subordinated Notes held by the Trust) before you receive any cash relating to such interest. In addition, you will not receive such cash if you sell the Preferred Securities before the end of any deferral period or before the record date relating to distributions which are paid.



     Capital has no current intention of deferring interest payments on the Series E Junior Subordinated Notes. However, if Capital exercises its right in the future, the Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest on the Series E Junior Subordinated Notes. If you sell the Preferred Securities during an interest deferral period, you may not receive the same return on investment as someone else who continues to hold the Preferred Securities. In addition, the existence of Capital's right to defer payments of interest on the Series E Junior Subordinated Notes may mean that the market price for the Preferred Securities (which represent an undivided beneficial interest in the Series E Junior Subordinated Notes) may be more volatile than other securities that do not have these rights.



     See "Certain Federal Income Tax Considerations" for more information regarding the tax consequences of purchasing, holding and selling the Preferred Securities.



PREFERRED SECURITIES MAY BE REDEEMED AT ANY TIME IF CERTAIN CHANGES IN TAX OR INVESTMENT COMPANY LAW OCCUR.



     If certain changes in tax or investment company law occur and are continuing, and certain other conditions are satisfied, Capital has the right to redeem the Series E Junior Subordinated Notes, in whole, but not in part, at any time. Any such redemption will cause a mandatory redemption of all Preferred Securities and Common Securities at a redemption price equal to $25 per security plus any accrued and unpaid distributions. See "Description of the Preferred Securities -- Special Event Redemption or Distribution."



PREFERRED SECURITIES MAY BE REDEEMED AT THE OPTION OF CAPITAL.



     At the option of Capital, the Series E Junior Subordinated Notes may be redeemed, in whole, at any time, or in part, from time to time, on or after
December    , 2003 at a redemption price
equal to the principal amount to be redeemed plus any accrued and unpaid interest to the redemption date. See "Description of the Series E Junior Subordinated Notes -- Redemption." You should assume that Capital will exercise its redemption option if Capital is able to refinance at a lower interest rate or it is otherwise in the interest of Capital to redeem the Series E Junior Subordinated Notes. If the Series E Junior Subordinated Notes are redeemed, the Trust must redeem the Preferred Securities and the Common Securities having an aggregate liquidation amount equal to the aggregate principal amount of Series E Junior Subordinated Notes to be redeemed. See "Description of the Preferred Securities -- Redemption."



THERE CAN BE NO ASSURANCE AS TO THE MARKET PRICES FOR THE PREFERRED SECURITIES OR THE SERIES E JUNIOR SUBORDINATED NOTES.



     There can be no assurance as to the market prices for the Preferred Securities or the Series E Junior Subordinated Notes that may be distributed in exchange for Preferred Securities upon a termination of the Trust. Accordingly, the Preferred Securities that an investor may purchase, whether pursuant to the offer made by this Prospectus Supplement or in the secondary market, or the Series E Junior Subordinated Notes that a holder of Preferred Securities may receive upon a termination of the Trust, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered by this Prospectus Supplement. As a result of Capital's right to defer interest payments on the Series E Junior Subordinated Notes, the market price of the Preferred Securities (which represent undivided beneficial ownership interests in the Trust, substantially all the assets of which consist of the Series E Junior Subordinated Notes) may be more volatile than the market prices of other securities that are not subject to such optional deferrals.



CAPITAL MAY TERMINATE THE TRUST AT ANY TIME.



     Capital has the right to terminate the Trust at any time. If Capital decides to exercise its right to terminate the Trust, the Trust will liquidate by distributing the Series E Junior Subordinated Notes to holders of the Preferred Securities and the Common Securities on a pro rata basis.



     Under current United States federal income tax law, a distribution of Series E Junior Subordinated Notes to you on the dissolution of the Trust should not be a taxable event to you. However, if the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time it is dissolved or if there is a change in law, the distribution of Series E Junior Subordinated Notes to you may be a taxable event to you.



     Capital has no current intention of causing the termination of the Trust and the distribution of the Series E Junior Subordinated Notes. Capital anticipates that it would consider exercising this right in the event that expenses associated with maintaining the Trust were substantially greater than currently expected such as if certain changes in tax law or investment company law occurred. See "Description of the Preferred Securities -- Special Event Redemption or Distribution." Capital cannot predict the other circumstances under which this right would be exercised.



     Although Capital will use its best efforts to list the Series E Junior Subordinated Notes on the NYSE (or any other exchange on which the Preferred Securities are then listed) if they are distributed, we cannot assure you that the Series E Junior Subordinated Notes will be approved for listing or that a trading market will exist for those securities.



YOU HAVE LIMITED VOTING RIGHTS.



     You will have limited voting rights. In particular, subject to certain exceptions, only Capital can appoint or remove any of the Securities Trustees. See "Description of the Preferred Securities -- Voting Rights."

                        SOUTHERN COMPANY CAPITAL TRUST V



     The Trust is a statutory business trust created under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State on September 28, 1998. The Trust's business is defined in a trust agreement, executed by Capital, as Depositor, and Bankers Trust (Delaware), as the Delaware Trustee thereunder. This trust agreement will be amended and restated in its entirety on the Issue Date (the "Trust Agreement"). The Trust Agreement has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). The Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Series E Junior Subordinated Notes, and (iii) engaging in only those other activities necessary, appropriate, convenient or incidental thereto. The Trust has a term of approximately 31 years, but may terminate earlier as provided in the Trust Agreement.



     Upon issuance of the Preferred Securities, the purchasers thereof will own all of the Preferred Securities. Capital will acquire all of the Common Securities, which will have an aggregate liquidation amount equal to approximately 3% of the total capital of the Trust. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities, except that upon the occurrence and continuance of a Subordinated
Note Indenture Event of Default (as defined below), the rights of the holders of Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities.



     The Trust's business and affairs will be conducted by the Securities Trustees, which shall be appointed by Capital as the holder of the Common Securities. Two employees of a subsidiary of Southern initially will serve as Administrative Trustees. Bankers Trust Company will serve as Property Trustee and will hold legal title to the Series E Junior Subordinated Notes issued by Capital on behalf of the Trust and the holders of the Trust Securities. Bankers Trust (Delaware) will serve as Delaware Trustee. In certain circumstances, the holders of a majority in liquidation amount of the Preferred Securities will be entitled to appoint a Substitute Property Trustee. See "Description of the Preferred Securities -- Voting Rights."



     The Property Trustee will hold legal title to the Series E Junior Subordinated Notes for the benefit of the Trust and the holders of the Trust Securities and will have the power to exercise all rights, powers and privileges under the Subordinated Note Indenture as the holder of the Series E Junior Subordinated Notes. The Property Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities. Subject to the right of the holders of the Preferred Securities to appoint a Substitute Property Trustee in certain instances, Capital, as the holder of all the Common Securities, will have the right to appoint, remove or replace all the Securities Trustees.



     The Series E Junior Subordinated Notes will constitute substantially all of the assets of the Trust. Other assets that may constitute "Trust Property" (as that term is defined in the Trust Agreement) include any cash on deposit in, or owing to, the payment account as established under the Trust Agreement, as well as any other property or assets held by the Property Trustee pursuant to the Trust Agreement. In addition, the Trust may, from time to time, receive cash pursuant to the Agreement as to Expenses and Liabilities.



     The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are as set forth in the Trust Agreement, the Delaware Business Trust Act, and the 1939 Act. See "Description of the Preferred Securities."


     The Trust's office in the State of Delaware is c/o Bankers Trust (Delaware), E.A. Delle Donne Corporate Center, Montgomery Building, 1011 Centre Road, Suite 200, Wilmington, Delaware 19805-1266. The principal place of business of the Trust shall be c/o Southern, 270 Peachtree Street, N.W., Atlanta, Georgia 30303, telephone (770) 393-0650, Attn: Secretary.

                              ACCOUNTING TREATMENT


     For financial reporting purposes, the Trust will be treated as a subsidiary of Southern and, accordingly, the accounts of the Trust will be included in the consolidated financial statements of Southern. The Preferred Securities will be presented as a separate line item in the consolidated balance sheet of Southern, and appropriate disclosures concerning the Preferred Securities, the Preferred Securities Guarantee, the Series E Junior Subordinated Notes and the Series E Junior Subordinated Notes Guarantee will be included in the notes to the consolidated financial statements. For financial reporting purposes, Southern will record distributions payable on the Preferred Securities as an expense.



                  SELECTED CONSOLIDATED FINANCIAL INFORMATION



     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information contained elsewhere in this Prospectus Supplement or the accompanying Prospectus or incorporated herein by reference.



                                                                                          TWELVE
                                                                                          MONTHS
                                                                                           ENDED
                                                 YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
                                      ----------------------------------------------      1998(1)
                                       1993    1994(1)   1995(1)   1996(1)   1997(1)    (UNAUDITED)
                                      ------   -------   -------   -------   -------   -------------
                                       (MILLIONS, EXCEPT PER SHARE DATA AND RATIOS)
Operating Revenues..................  $8,489   $8,297    $9,180    $10,358   $12,611      $12,122
Income Before Interest Charges......  $1,827   $1,756    $1,900    $ 1,944   $ 2,037      $ 2,425
Consolidated Net Income.............  $1,002   $  989    $1,103    $ 1,127   $   972      $ 1,224
Earnings per Share of Common
  Stock.............................  $ 1.57   $ 1.52    $ 1.66    $  1.68   $  1.42      $  1.76
Dividends Paid per Share of Common
  Stock.............................  $ 1.14   $ 1.18    $ 1.22    $  1.26   $  1.30      $  1.33
Ratio of Earnings to Fixed
  Charges(2)........................    3.41     3.63      3.75       3.68      2.87         2.77
Ratio of Earnings to Fixed Charges
  Plus Preferred Dividend
  Requirements (Pre-Income Tax
  Basis)(3).........................    2.84     3.01      3.13       3.12      2.67         2.70



                                                                CAPITALIZATION AS OF
                                                                 SEPTEMBER 30, 1998
                                                              -------------------------
                                                              ACTUAL    AS ADJUSTED(4)
                                                              -------   ---------------
                                                                  (MILLIONS, EXCEPT
                                                                    PERCENTAGES)
Common Stock Equity.........................................  $10,090   $10,090    43.0%
Preferred Stock of Subsidiaries.............................      406       370     1.6
Company or Subsidiary Obligated Mandatorily Redeemable
  Capital and Preferred Securities..........................    1,991     2,181     9.3
Long-Term Debt..............................................   10,698    10,839    46.1
                                                              -------   -------   -----
          Total, excluding amounts due within one year of
            $1.193 billion..................................  $23,185   $23,480   100.0%
                                                              =======   =======   =====


---------------


(1) "Income Before Interest Charges" and "Consolidated Net Income" for the years ended December 31, 1994, 1995, 1996 and 1997 and the twelve months ended September 30, 1998 reflect charges of approximately $61,000,000, $17,000,000, $53,000,000, $31,000,000 and $27,000,000, respectively, after taxes relating to benefits provided pursuant to work force reduction programs. In addition, "Income Before Interest Charges" and "Consolidated Net

    Income" for the year ended December 31, 1997 reflect a charge of $111,000,000, after taxes, resulting from a windfall profits tax assessed against Southern's South Western Electricity plc subsidiary in the United Kingdom.


(2) This ratio is computed as follows: (i) "Earnings" have been calculated by adding to "Income Before Interest Charges" all income taxes deducted therefrom and the debt portion of allowance for funds used during construction; and (ii) "Fixed Charges" consist of "Net Interest Charges" plus the debt portion of allowance for funds used during construction.


(3) In computing this ratio, "Preferred Dividend Requirements" represent the before-tax earnings necessary to pay such dividends, computed at the effective tax rates for the applicable periods.


(4) Reflects (i) the issuance in October 1998 by Alabama Power Company ("Alabama") of $160,000,000 principal amount of its Series G 5 3/8% Senior Notes due October 1, 2008; (ii) the issuance in November 1998 by Alabama of $225,000,000 principal amount of its Series H 5.49% Senior Notes due November 1, 2005 and $156,200,000 principal amount of its Series I 5.35% Senior Notes due November 15, 2003; (iii) the issuance in November 1998 by Georgia Power Company ("Georgia") of $200,000,000 principal amount of its Series B 6.60% Senior Notes due December 31, 2038; (iv) the proposed redemption in December 1998 by Alabama of the outstanding $100,000,000 aggregate principal amount of First Mortgage Bonds, 6.85% Series due August 1, 2002; (v) the issuance in December 1998 by Georgia of $150,000,000 principal amount of its Series C 5.50% Senior Notes due December 1, 2005;
    (vi) the redemption in December 1998 by Georgia of $70,000,000 principal amount of First Mortgage Bonds, 7.75% Series due April 1, 2023, $117,790,000 principal amount of First Mortgage Bonds, 7.95% Series due February 1, 2023 and $150,000,000 principal amount of First Mortgage Bonds, 6.875% Series due September 1, 2002; (vii) the issuance in December 1998 by Savannah Electric Capital Trust I of $40,000,000 aggregate liquidation amount of 6.85% Trust Preferred Securities for the benefit of Savannah Electric and Power Company;
    (viii) the proposed redemption in January 1999 by Alabama of the outstanding $125,000,000 aggregate principal amount of First Mortgage Bonds, 7.00% Series due January 1, 2003; (ix) the proposed redemption in January 1999 by Georgia of $11,995,000 principal amount of First Mortgage Bonds, 7.625% Series due March 1, 2023 and $36,407,300 aggregate amount of issues of preferred stock; (x) the proposed redemption in February 1999 by Alabama of $175,000,000 outstanding principal amount of its First Mortgage Bonds, 6 3/4% Series due February 1, 2003; (xi) the issuance of the Preferred Securities offered hereby.


                                USE OF PROCEEDS


     The Trust will invest all of the proceeds from the sale of the Preferred Securities in the Series E Junior Subordinated Notes. The proceeds from such investment will be remitted to Southern and used by it to repay a portion of its
outstanding short-term debt which aggregated approximately $            as of
December   , 1998.



                    DESCRIPTION OF THE PREFERRED SECURITIES



     The Preferred Securities will be issued pursuant to the terms of the Trust Agreement. The Trust Agreement has been qualified as an indenture under the 1939 Act. The Property Trustee will act as the indenture trustee with respect to the Trust, as well as the Preferred Securities Guarantee, for purposes of compliance with the provisions of the 1939 Act. The terms of the Preferred Securities will include those stated in the Trust Agreement, the Delaware Business Trust Act, and those made part of the Trust Agreement by the 1939 Act. The following summary of the principal terms and provisions of the Preferred Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Trust Agreement, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus are a part, as well as the Delaware Business Trust Act and the 1939 Act.


GENERAL


     The Trust Agreement authorizes the Administrative Trustees, on behalf of the Trust, to issue the Preferred Securities, which represent preferred undivided beneficial interests in the assets of the Trust, and the Common Securities, which represent common undivided beneficial interests in the assets of the Trust. All of the Common Securities will be owned by Capital. The Common Securities rank pari passu, and payments will be made thereon on a pro rata basis, with the Preferred Securities, except that upon the occurrence of a Subordinated Note Indenture Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Trust Agreement does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. Pursuant to the Trust Agreement, the Property Trustee will own and hold the Series E Junior Subordinated Notes for the benefit of the Trust and the holders of the Trust Securities. The payment of distributions out of money held by the Trust, and payments upon redemption of the Preferred Securities or liquidation of the Trust, are guaranteed by Southern on a subordinated basis as and to the extent described under "Description of the Preferred Securities Guarantees" in the accompanying Prospectus. The Preferred Securities Guarantee does not cover payment of distributions on the Preferred Securities when the Trust does not have legally and immediately available funds sufficient to make such distributions. In such event, the remedy of a holder of Preferred Securities is to direct the Property Trustee to enforce its rights under the Series E Junior Subordinated Notes. In addition, a holder of Preferred Securities may institute a legal proceeding directly against Capital, without first instituting a legal proceeding against the Property Trustee or any other person or entity, for enforcement of payment to such holder of principal of or interest on the Series E Junior Subordinated Notes having a principal amount equal to the aggregate stated liquidation amount of the Preferred Securities of such holder on or after the due dates specified in the Series E Junior Subordinated Notes. The above mechanisms and obligations, together with Southern's obligations under the Series E Junior Subordinated Notes Guarantee and the Agreement as to Expenses and Liabilities, constitute a full and unconditional guarantee by Southern and Capital of payments due on the Preferred Securities. See "-- Voting Rights" below.


DISTRIBUTIONS


     Distributions on the Preferred Securities will be fixed at the Securities Rate and will accrue from the Issue Date and, except in the event of an Extension Period (as defined below), will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year commencing March 31, 1999. In the event that any date on which distributions are to be made on the Preferred Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than a Saturday or Sunday, a day on which banks in New York City are authorized or obligated by law or executive order to remain closed or a day on which the principal corporate trust office of the Property Trustee or the Indenture Trustee is closed for business.


     Distributions payable on any Distribution Date will be payable to the holders of record on the Record Date for such Distribution Date, which is the close of business on the fifteenth calendar day preceding such Distribution Date. Subject to any applicable laws and regulations and the provisions of the Trust Agreement, each such payment will be made as described under "--Book-Entry Only Issuance -- The Depository Trust Company" below. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.


     Capital has the right under the Subordinated Note Indenture to defer payments of interest on the Series E Junior Subordinated Notes by extending the interest payment period from time to time on the Series E Junior Subordinated Notes (each, an "Extension Period") which, if exercised, would defer quarterly distributions on the Preferred Securities during any such extended interest payment period. Deferred installments of interest on the Series E Junior Subordinated Notes will bear interest, compounded quarterly, at a rate per annum equal to the Securities Rate to the extent permitted by applicable law. If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid, if funds are legally available therefor, to holders of record of the Preferred Securities as they appear on the books and records of the Trust on the Record Date next following the termination of such Extension Period. See "Description of the Series E Junior Subordinated Notes -- Interest" and "-- Option to Extend Interest Payment Period."



     Distributions on the Preferred Securities must be paid on the Distribution Dates to the extent that the Trust has funds legally and immediately available for the payment of such distributions. The Trust's funds available for distribution to the holders of the Preferred Securities will be limited to payments received under the Series E Junior Subordinated Notes. See "Description of the Series E Junior Subordinated Notes."


REDEMPTION


     The Preferred Securities are subject to mandatory redemption upon repayment of the Series E Junior Subordinated Notes at maturity or their earlier redemption. The Series E Junior Subordinated Notes will mature on December 31, 2028 and may be redeemed, in whole or in part, at the option of Capital, at any
time on or after December    , 2003 or at any time in whole upon the occurrence
of a Special Event (as defined below). Upon the repayment of the Series E Junior Subordinated Notes, whether at maturity or upon redemption, the proceeds from such repayment or payment shall simultaneously be applied to redeem a like amount of Trust Securities upon not less than 30 nor more than 60 days' notice, at the Redemption Price (as defined below). See "Description of the Series E Junior Subordinated Notes -- Optional Redemption." If a partial redemption of the Series E Junior Subordinated Notes would result in the delisting of the Preferred Securities, Capital may only redeem the Series E Junior Subordinated Notes in whole. In the event that fewer than all of the outstanding Trust Securities are to be redeemed, the Preferred Securities to be redeemed will be selected as described under "-- Book-Entry Only Issuance -- The Depository Trust Company" below. If the Preferred Securities are no longer in book-entry only form, the Preferred Securities to be redeemed will be selected by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or integral multiples thereof) of the aggregate liquidation amount of Preferred Securities of a denomination larger than $25; provided, however, that before undertaking the redemption of the Preferred Securities on other than a pro rata basis, the Property Trustee shall have received an opinion of counsel that the status of the Trust as a grantor trust for federal income tax purposes would not be adversely affected.


     The Redemption Price for each Preferred Security shall equal the stated liquidation amount of $25 plus accrued and unpaid distributions thereon to the date of payment.

SPECIAL EVENT REDEMPTION OR DISTRIBUTION


     Upon the occurrence of a Special Event at any time, Capital will have the option to redeem the Series E Junior Subordinated Notes in whole (and thus cause the redemption of the

Preferred Securities in whole). A Special Event is either an Investment Company Act Event or a Tax Event.


     An "Investment Company Act Event" means that the Administrative Trustees, Southern and Capital shall have received an opinion of independent counsel (which may be counsel to Southern or Capital) to the effect that, as a result of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority after the Issue Date, there is more than an insubstantial risk that the Trust is or will be considered an investment company under the Investment Company Act of 1940, as amended (the "1940 Act").



     "Tax Event" means that the Administrative Trustees, Southern and Capital shall have received an opinion from independent tax counsel experienced in such matters (which may be counsel to Southern or Capital) to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws or regulations, there is more than an insubstantial risk that (i) the Trust would be subject to United States federal income tax with respect to income accrued or received on the Series E Junior Subordinated Notes, (ii) interest payable on the Series E Junior Subordinated Notes would not be deductible by a member of Southern's consolidated tax group for United States federal income tax purposes or (iii) the Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges, which change or amendment becomes effective on or after the Issue Date.



     Capital will have the right at any time to terminate the Trust and, after satisfaction of liabilities to creditors of the Trust, if any, cause the Series E Junior Subordinated Notes to be distributed to the holders of the Preferred Securities in liquidation of the Trust. See "-- Liquidation Distribution Upon Dissolution" below. This right is optional and wholly within the discretion of Capital. Circumstances under which Capital may determine to exercise such right could include the occurrence of an Investment Company Act Event or a Tax Event, adverse tax consequences to Southern, Capital or the Trust that are not within the definition of a Tax Event because they do not result from an amendment or change described in such definition, and changes in the accounting requirements applicable to the Preferred Securities as described under "Accounting Treatment."



     If Series E Junior Subordinated Notes are distributed to the holders of the Preferred Securities, Southern and Capital will use their best efforts to have the Series E Junior Subordinated Notes listed on the NYSE or on such other exchange as the Preferred Securities are then listed. After the date for any distribution of Series E Junior Subordinated Notes upon termination of the Trust, (i) the Preferred Securities and the Preferred Securities Guarantee will no longer be deemed to be outstanding, (ii) the depositary or its nominee, as the record holder of the Preferred Securities, will receive a registered global certificate or certificates representing the Series E Junior Subordinated Notes to be delivered upon such distribution and (iii) any certificates representing Preferred Securities and the Preferred Securities Guarantee not held by the depositary or its nominee will be deemed to represent Series E Junior Subordinated Notes having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the Securities Rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, such Preferred Securities, until such certificates are presented to Capital or its agent for transfer or reissuance.



     There can be no assurance as to the market prices for the Preferred Securities or the Series E Junior Subordinated Notes that may be distributed in exchange for the Preferred Securities if a termination and liquidation of the Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, or the Series E Junior Subordinated Notes that the investor may receive on termination and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

REDEMPTION PROCEDURES

     In the event that fewer than all of the Trust Securities are to be redeemed, then the aggregate liquidation amount of the Trust Securities to be redeemed shall be allocated 97% to the Preferred Securities and 3% to the Common Securities.


     The Preferred Securities redeemed on each redemption date shall be redeemed at the applicable Redemption Price with the proceeds from the contemporaneous redemption of the Series E Junior Subordinated Notes. The Redemption Price of Preferred Securities shall be deemed payable on each redemption date only to the extent that the Trust has funds legally and immediately available for payment of such Redemption Price.



     If the Property Trustee gives a notice of redemption in respect of Preferred Securities (which notice will be irrevocable), then, by 2:00 P.M., New York City time, on the redemption date, subject to the immediately preceding paragraph, the Property Trustee will irrevocably deposit with the securities depositary, so long as the Preferred Securities are in book-entry only form, sufficient funds to pay the applicable Redemption Price. See "-- Book-Entry Only Issuance -- The Depository Trust Company" below. If the Preferred Securities are not in book-entry only form, the Property Trustee, subject to the immediately preceding paragraph, shall irrevocably deposit with the Paying Agent funds sufficient to pay the applicable Redemption Price and will give the Paying Agent irrevocable instructions to pay the Redemption Price to the holders thereof upon surrender of their Preferred Securities certificates. If notice of redemption shall have been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, distributions will cease to accrue and all rights of holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the applicable Redemption Price, but without interest on such Redemption Price. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities is improperly withheld or refused and not paid either by the Trust or by Southern pursuant to the Preferred Securities Guarantee or the Series E Junior Subordinated Notes Guarantee, distributions on such Preferred Securities will continue to accrue at the then applicable rate, from such redemption date originally established by the Trust for such Preferred Securities to the date such Redemption Price is actually paid. See "-- Events of Default" below, "Relationship Among the Preferred Securities, the Series E Junior Subordinated Notes, the Preferred Securities Guarantee and the Series E Junior Subordinated Notes Guarantee" herein and "Description of the Preferred Securities Guarantees -- Events of Default" in the accompanying Prospectus.


     Subject to the foregoing and to applicable law (including, without limitation, United States federal securities laws), Southern, Capital or any of their affiliates may, at any time and from time to time, purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

BOOK-ENTRY ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

     DTC will act as the initial securities depositary for the Preferred Securities. The Preferred Securities will be issued only as fully registered securities registered in the name of Cede & Co., DTC's nominee. One or more fully registered global Preferred Securities certificates will be issued, representing in the aggregate the total number of Preferred Securities, and will be deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the NYSE, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.


     Purchases of Preferred Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of Preferred Securities ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities is discontinued.

     DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities. DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to DTC. If less than all of the Preferred Securities are being redeemed, DTC will reduce the amount of the interest of each Direct Participant in the Preferred Securities in accordance with its procedures.

     Although voting with respect to the Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Distribution payments on the Preferred Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers registered in "street name," and will be the responsibility of such Participant and not of DTC, the Trust, any trustee, Capital or Southern, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Trust, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     Except as provided herein, a Beneficial Owner in a global Preferred Security will not be entitled to receive physical delivery of Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Preferred Securities. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global Preferred Security.

     DTC may discontinue providing its services as securities depositary with respect to the Preferred Securities at any time by giving reasonable notice to the Trust. Under such circumstances, in the event that a successor securities depositary is not obtained, Preferred Securities certificates will be printed and delivered to the holders of record. Additionally, Southern, Capital or the Trust may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to the Preferred Securities. In that event, certificates for the Preferred Securities will be printed and delivered to the holders of record.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Southern, Capital and the Trust believe to be reliable, but Southern, Capital and the Trust take no responsibility for the accuracy thereof. The Trust has no responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION


     Pursuant to the Trust Agreement, the Trust shall terminate on June 30, 2029, or earlier upon (i) the occurrence of a Bankruptcy Event (as defined in the Trust Agreement) in respect of Capital, dissolution or liquidation of Capital, or dissolution of the Trust pursuant to a judicial decree; (ii) the delivery of written direction to the Property Trustee by Capital, as Depositor, at any time (which direction is optional and wholly within the discretion of Capital, as Depositor) to terminate the Trust and distribute the Series E Junior Subordinated Notes to the holders of the Trust Securities in liquidation of the Trust (see "-- Special Event Redemption or Distribution" above); or (iii) the payment at maturity or redemption of all of the Series E Junior Subordinated Notes, and the consequent payment of the Trust Securities.



     If an early termination occurs as described in clause (i) or (ii) above, the Trust shall be liquidated, and the Property Trustee shall distribute to each holder of Preferred Securities and Common Securities a like amount of Series E Junior Subordinated Notes, unless in the case of an event described in clause
(i) such distribution is determined by the Administrative Trustees not to be practical, in which event such holders will be entitled to receive, out of the assets of the Trust available for distribution to holders after satisfaction of liabilities to creditors, an amount equal to the aggregate of the stated liquidation preference of $25 per Trust Security plus accrued and unpaid distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then subject to the next succeeding sentence, the amounts payable directly by the Trust on the Trust Securities shall be paid on a pro rata basis. The holder of the Common Securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the Preferred Securities, except that if a Subordinated Note Indenture Event of Default has occurred and is continuing, the holders of Preferred Securities shall have a preference over the holders of Common Securities.

EVENTS OF DEFAULT

     Any one of the following events constitutes an "Event of Default" under the Trust Agreement ("Trust Agreement Event of Default") with respect to the Trust Securities issued thereunder (whatever the reason for such Event of Default, and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):


          (i) the occurrence of an "Event of Default" as defined in Section 501 of the Subordinated Note Indenture ("Subordinated Note Indenture Event of Default") (see "Description of the Junior Subordinated Notes -- Events of Default" in the accompanying Prospectus); or


          (ii) default by the Trust in the payment of any distribution when it becomes due and payable, and the continuation of such default for a period of 30 days; or

          (iii) default by the Trust in the payment of any Redemption Price of any Preferred Security or Common Security when it becomes due and payable; or

          (iv) default in the performance, or breach, of any covenant or warranty of the Securities Trustees in the Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to such Securities Trustees by the holders of at least 10% in liquidation amount of the outstanding Preferred Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Trust Agreement; or

          (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Trust.

     Within 90 days after the occurrence of any Trust Agreement Event of Default, the Property Trustee shall transmit notice of any default known to the Property Trustee to the holders of Trust Securities, Southern and Capital, unless such Trust Agreement Event of Default shall have been cured or waived.


     If a Trust Agreement Event of Default occurs and is continuing, then, pursuant to the Trust Agreement, holders of a majority in aggregate liquidation amount of Preferred Securities have the right to direct the exercise of any trust or power conferred upon the Property Trustee under the Trust Agreement, including the right to direct the Property Trustee under the Trust Agreement to exercise the remedies available to it as holder of the Series E Junior Subordinated Notes and the Series E Junior Subordinated Notes Guarantee. If the Property Trustee fails to enforce its rights under the Series E Junior Subordinated Notes and the Series E Junior Subordinated Notes Guarantee, a holder of Preferred Securities may, to the fullest extent permitted by applicable law, institute a legal proceeding directly against Southern and Capital to enforce its rights under the Trust Agreement without first instituting any legal proceeding against the Property Trustee or the Trust. Notwithstanding the foregoing, a holder of Preferred Securities may institute a legal proceeding directly against Southern and Capital, without first instituting a legal proceeding against the Property Trustee or any other person or entity, for enforcement of payment to such holder of principal of or interest on the Series E Junior Subordinated Notes having a principal amount equal to the aggregate stated liquidation amount of the Preferred Securities of such holder on or after the due dates specified in the Series E Junior Subordinated Notes. See "Relationship Among the Preferred Securities, the Series E Junior Subordinated Notes, the Preferred Securities Guarantee and the Series E Junior Subordinated Notes Guarantee" herein and "Description of the Preferred Securities Guarantees -- Events of Default" in the accompanying Prospectus.


     Unless a Subordinated Note Indenture Event of Default shall have occurred and be continuing, the Securities Trustees may be removed at any time by act of the holder of the Common Securities. If a Subordinated Note Indenture Event of Default has occurred and is continuing, any Securities Trustee may be removed at such time by act of the holders of a majority in liquidation amount of the Preferred Securities, delivered to the appropriate Securities Trustee (in its individual capacity and on behalf of the Trust). No resignation or removal of any Securities Trustee and no appointment of a successor shall be effective until the acceptance of appointment by the successor Trustee in accordance with the requirements of the Trust Agreement.

     If a Subordinated Note Indenture Event of Default has occurred and is continuing, the holders of Preferred Securities shall have a preference over the holders of Common Securities upon dissolution of the Trust as described above. See "-- Liquidation Distribution Upon Dissolution."

VOTING RIGHTS


     Except as provided below and under "Description of the Preferred Securities Guarantees -- Amendments and Assignment" in the accompanying Prospectus and as otherwise required by law and the Trust Agreement, the holders of the Preferred Securities will have no voting rights.


     If any proposed amendment to the Trust Agreement provides for, or the Securities Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Preferred Securities, whether by way of amendment to the Trust Agreement or otherwise, or
(ii) the dissolution, winding-up or termination of the Trust, other than pursuant to the Trust Agreement, then the holders of outstanding Preferred Securities will be entitled to vote as a class on such amendment or proposal of the Securities Trustees, and such amendment or proposal shall not be effective except with the approval of the holders of at least 66 2/3% in liquidation amount of such outstanding Preferred Securities.


     So long as any Series E Junior Subordinated Notes are held by the Property Trustee, the Securities Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee (as defined herein), or executing any trust or power conferred on the Indenture Trustee with respect to the Series E Junior Subordinated Notes, (ii) waive any past default which is waivable under the applicable provisions of the Subordinated Note Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all Series E Junior Subordinated Notes shall be due and payable, or (iv) consent to any amendment, modification or termination of the Subordinated Note Indenture or the Series E Junior Subordinated Notes, where such consent shall be required, or to any other action, as the holder of the Series E Junior Subordinated Notes, under the Subordinated Note Indenture, without, in each case, obtaining the prior approval of the holders of at least 66 2/3% in liquidation amount of the outstanding Preferred Securities; provided, however, that where a consent under the Subordinated Note Indenture would require the consent of each holder of Series E Junior Subordinated Notes affected thereby, no such consent shall be given by the Securities Trustees without the prior consent of each holder of Preferred Securities. The Securities Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Preferred Securities, except pursuant to a subsequent vote of such holders. The Property Trustee shall notify all holders of the Preferred Securities of any notice of default received from the Indenture Trustee with respect to the Series E Junior Subordinated Notes. In addition to obtaining the foregoing approvals of the holders of the Preferred Securities, prior to taking any of the foregoing actions, the Securities Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as other than a grantor trust for federal income tax purposes on account of such action.

     Any required approval of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose or pursuant to written consent. The Administrative Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote to be given to each holder of record of Preferred Securities in the manner set forth in the Trust Agreement.

     Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by Southern, Capital, the Securities Trustees or any affiliate of Southern, Capital or any Securities Trustee, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

CO-PROPERTY TRUSTEES AND SEPARATE PROPERTY TRUSTEE

     At any time or times, for the purpose of meeting the legal requirements of the 1939 Act or of any jurisdiction in which any part of the Trust Property (as defined in the Trust Agreement) may at the time be located, the holder of the Common Securities and the Property Trustee shall have power to appoint, and upon the written request of the Property Trustee, Capital, as Depositor, shall for such purpose join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more persons approved by the Property Trustee either to act as co-property trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity, any property, title, right or power deemed necessary or desirable, subject to the provisions of the Trust Agreement. If Capital, as Depositor, does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case a Subordinated Note Indenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

AMENDMENT OF THE TRUST AGREEMENT

     The Trust Agreement may be amended from time to time by Capital and the Securities Trustees without the consent of the holders of the Trust Securities
(i) to cure any ambiguity, correct or supplement any provision therein which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement, provided that the amendment does not adversely affect in any material respect the interests of any holder of Trust Securities, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Trust will not be classified as other than a grantor trust for federal income tax purposes. Except as provided in the succeeding paragraph, other amendments to the Trust Agreement may be made (i) upon approval of the holders of not less than 66 2/3% in aggregate liquidation amount of the Trust Securities then outstanding and (ii) upon receipt by the Securities Trustees of an opinion of counsel to the effect that such amendment will not affect the Trust's status as a grantor trust or the Trust's exemption from the 1940 Act.

     Notwithstanding the foregoing, without the consent of each affected holder of Trust Securities, the Trust Agreement may not be amended to (i) change the amount or timing of any distribution on the Trust Securities or otherwise adversely affect the amount of any distribution required to be made in respect of the Trust Securities as of a specified date, (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date, or (iii) change the consent required to amend the Trust Agreement.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

     The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described below. The Trust may at the request of Capital, with the consent of the Administrative Trustees and without the consent of the holders of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any state; provided, that (i) such successor entity either (A) expressly assumes all of the obligations of the Trust with respect to the Trust Securities or (B) substitutes for the Preferred Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Trust Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) Capital expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Series E Junior Subordinated Notes, (iii) the Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed, (iv) such merger, consolidation, amalgamation or replacement does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation or replacement, Southern has received an opinion of counsel to the effect that (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect, and (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act, and (viii) Southern guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Preferred Securities Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for federal income tax purposes.


     Any corporation or other body into which any of the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation or other body resulting from any merger, conversion or consolidation to which any such Securities Trustee shall be a party, or any corporation or other body succeeding to all or substantially all the corporate trust business of any such Securities Trustee, shall be the successor of such Securities Trustee under the Trust Agreement, provided such corporation is otherwise qualified and eligible under the Trust Agreement.

PAYMENT AND PAYING AGENT

     So long as DTC is acting as securities depositary for the Preferred Securities, payments in respect of the Preferred Securities in global form shall be made to DTC, which is to credit the relevant accounts at DTC on the applicable Distribution Dates. If the Preferred Securities are not held by DTC, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Securities Register (as such term is defined in the Trust Agreement). The Paying Agent shall initially be the Property Trustee. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrative Trustees and Capital. In such event, the Administrative Trustees shall appoint a successor to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

     It is anticipated that the Property Trustee, or one of its affiliates, will act as registrar and transfer agent (the "Securities Registrar") for the Preferred Securities.

     Registration of transfers of Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment in respect of any tax or other governmental charges which may be imposed in relation to it.

     The Securities Registrar will not be required to register or cause to be registered any transfer of Preferred Securities after they have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee, prior to the occurrence of a Trust Agreement Event of Default with respect to the Trust Securities, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby.

     Bankers Trust Company, the Property Trustee, also serves as Indenture Trustee and Guarantee Trustee. Southern and certain of its subsidiaries maintain deposit accounts and banking relationships with Bankers Trust Company. Bankers Trust Company serves as trustee under other indentures pursuant to which securities of subsidiaries of Southern are outstanding.

GOVERNING LAW

     The Trust Agreement and the Trust Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware; provided that the immunities and standard of care of the Property Trustee shall be governed by New York law.

MISCELLANEOUS


     The Administrative Trustees are authorized and directed to operate the Trust so that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act or taxed as other than a grantor trust for federal income tax purposes and so that the Series E Junior Subordinated Notes will be treated as indebtedness of Capital for federal income tax purposes. In this connection, the Administrative Trustees and Capital are authorized to take any action, not inconsistent with applicable law, the Trust's certificate of trust or the Trust Agreement, that the Administrative Trustees and Capital determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially and adversely affect the interests of the holders of the Preferred Securities.



             DESCRIPTION OF THE SERIES E JUNIOR SUBORDINATED NOTES



     Set forth below is a description of the specific terms of the Series E Junior Subordinated Notes. This description supplements, and should be read together with, the description of the general terms and provisions of the Junior Subordinated Notes set forth in the accompanying Prospectus under the caption "Description of the Junior Subordinated Notes." The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the accompanying Prospectus and the Subordinated Notes Indenture.

GENERAL


     The Series E Junior Subordinated Notes will be issued as a series of junior subordinated notes under the Subordinated Note Indenture. The Series E Junior Subordinated Notes will be limited in aggregate principal amount to $154,639,200, such amount being the approximate aggregate liquidation amount of the Trust Securities.



     The entire principal amount of the Series E Junior Subordinated Notes will mature and become due and payable, together with any accrued and unpaid interest thereon, including Additional Interest (see "Description of the Junior Subordinated Notes -- Additional Interest" in the accompanying Prospectus), if any, on December 31, 2028. The Series E Junior Subordinated Notes are not subject to any sinking fund provision.



     The terms of the Series E Junior Subordinated Notes correspond to those of the Preferred Securities, as described herein.



OPTIONAL REDEMPTION



     Capital shall have the right to redeem the Series E Junior Subordinated Notes, in whole or in part, without premium, from time to time, on or after
December   , 2003, or at any time in whole upon the occurrence of a Special
Event as described under "Description of the Preferred Securities -- Special Event Redemption or Distribution" upon not less than 30 nor more than 60 days' notice, at a Redemption Price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest, including Additional Interest, if any, to the Redemption Date. If a partial redemption of the Series E Junior Subordinated Notes would result in the delisting of the Preferred Securities, Capital may only redeem the Series E Junior Subordinated Notes in whole.


INTEREST


     Each Series E Junior Subordinated Note shall bear interest at the Securities Rate from the Issue Date, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year commencing March 31, 1999 to the person in whose name such Series E Junior Subordinated Note is registered at the close of business on the fifteenth calendar day prior to such payment date. The amount of interest payable will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series E Junior Subordinated Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.


OPTION TO EXTEND INTEREST PAYMENT PERIOD


     Capital shall have the right at any time, and from time to time, to defer payments of interest on the Series E Junior Subordinated Notes by extending the interest payment period for up to 20 consecutive quarters, but not beyond the stated maturity date. At the end of an Extension Period, Capital shall pay all interest then accrued and unpaid (including any Additional Interest) (together with interest thereon at the Securities Rate, compounded quarterly, to the extent permitted by applicable law); provided, that if Capital shall have given notice of its election to select an Extension Period, subject to the exceptions described under "-- Description of the Junior Subordinated Notes -- Certain Covenants" in the accompanying Prospectus, (a) neither Southern nor Capital shall declare or pay any dividend or distribution on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payments with respect to the foregoing, and (b) neither Southern nor Capital shall make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by it which rank pari passu with or junior to the Series E Junior

Subordinated Notes or the Series E Junior Subordinated Notes Guarantee. Prior to the termination of any Extension Period, Capital may further defer payments of interest by extending the interest payment period, provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters. Upon the termination of any Extension Period and the payment of all amounts then due, Capital may select a new Extension Period, subject to the above requirements. Capital has no present intention of exercising its rights to defer payments of interest by extending the interest payment period on the Series E Junior Subordinated Notes. See "Certain Federal Income Tax Considerations -- Original Issue Discount."



     Capital shall give the holder or holders of the Series E Junior Subordinated Notes and the Indenture Trustee notice of its selection or extension of an Extension Period at least one Business Day prior to the earlier of (i) the record date relating to the interest payment date on which the Extension Period is to commence or relating to the interest payment date on which an Extension Period that is being extended would otherwise terminate or
(ii) the date Capital or the Trust is required to give notice to any applicable self-regulatory organization of the record date or the date such distributions are payable.



SERIES E JUNIOR SUBORDINATED NOTES GUARANTEE



     Pursuant to the Subordinated Note Indenture, Southern will irrevocably and unconditionally guarantee the Series E Junior Subordinated Notes as described under "Description of the Series E Junior Subordinated Notes Guarantee."



BOOK-ENTRY AND ISSUANCE



     If distributed to holders of Trust Securities in connection with the voluntary or involuntary dissolution, winding-up or liquidation of the Trust, the Series E Junior Subordinated Notes are expected to be issued in the form of one or more global certificates registered in the name of the securities depositary or its nominee. In such event, the procedures applicable to the transfer and payment of the Series E Junior Subordinated Notes are expected to be substantially similar to those described with respect to the Preferred Securities in "Description of the Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company."



        DESCRIPTION OF THE SERIES E JUNIOR SUBORDINATED NOTES GUARANTEE



     Pursuant to the Subordinated Note Indenture, Southern will irrevocably and unconditionally guarantee the due and punctual payment of principal, premium, if any, and interest on the Series E Junior Subordinated Notes when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise. The Series E Junior Subordinated Notes Guarantee will constitute an unsecured obligation of Southern and will rank subordinate and junior to all Senior Indebtedness that may be issued by Southern. As of September 30, 1998, Senior Indebtedness of Southern aggregated approximately $618,000,000. Since Southern is a holding company, the right of Southern and, hence, the right of creditors of Southern (including the holders of the Series E Junior Subordinated Notes) to participate in any distribution of the assets of any subsidiary of Southern, whether upon liquidation, reorganization or otherwise, is subject to prior claims of creditors of each such subsidiary.



        RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE SERIES E JUNIOR

             SUBORDINATED NOTES, THE PREFERRED SECURITIES GUARANTEE

              AND THE SERIES E JUNIOR SUBORDINATED NOTES GUARANTEE



     As long as payments of interest and other payments are made when due on the Series E Junior Subordinated Notes, such payments will be sufficient to cover distributions and payments due on the Trust Securities primarily because (i) the aggregate principal amount of Series E Junior Subordinated Notes will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and interest and other payment dates on the Series E Junior Subordinated Notes will match the distribution rate and distribution and other payment dates for the Preferred Securities; (iii) Southern shall pay for all costs and expenses of the Trust pursuant to the Agreement as to Expenses and Liabilities; and (iv) the Trust Agreement provides that the Securities Trustees shall not cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.



     Payments of distributions (to the extent funds therefor are legally and immediately available) and other payments due on the Preferred Securities (to the extent funds therefor are legally and immediately available) are guaranteed by Southern as and to the extent set forth under "Description of the Preferred Securities Guarantees" in the accompanying Prospectus. If Capital does not make interest payments on the Series E Junior Subordinated Notes, it is not expected that the Trust will have sufficient funds to pay distributions on the Preferred Securities. The Preferred Securities Guarantee is a guarantee from the time of its issuance, but does not apply to any payment of distributions unless and until the Trust has sufficient funds legally and immediately available for the payment of such distributions.



     If Capital fails to make interest or other payments on the Series E Junior Subordinated Notes when due (taking into account any Extension Period), the Trust Agreement provides a mechanism whereby the holders of the Preferred Securities may appoint a substitute Property Trustee. Such holders may also direct the Property Trustee to enforce its rights under the Series E Junior Subordinated Notes and the Series E Junior Subordinated Notes Guarantee, including proceeding directly against Capital to enforce the Series E Junior Subordinated Notes and Southern to enforce the Series E Junior Subordinated Notes Guarantee. If the Property Trustee fails to enforce its rights under the Series E Junior Subordinated Notes or the Series E Junior Subordinated Notes Guarantee, to the fullest extent permitted by applicable law, any holder of Preferred Securities may institute a legal proceeding directly against Capital to enforce the Property Trustee's rights under the Series E Junior Subordinated Notes and against Southern to enforce the holder's rights under the Series E Junior Subordinated Notes Guarantee without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, a holder of Preferred Securities may institute a legal proceeding directly against Southern and Capital, without first instituting a legal proceeding against the Property Trustee or any other person or entity, for enforcement of payment to such holder of principal of or interest on the Series E Junior Subordinated Notes having a principal amount equal to the aggregate stated liquidation amount of the Preferred Securities of such holder on or after the due dates specified in the Series E Junior Subordinated Notes.


     If Southern fails to make payments under the Preferred Securities Guarantee, the Preferred Securities Guarantee provides a mechanism whereby the holders of the Preferred Securities may direct the Guarantee Trustee to enforce its rights thereunder. In addition, any holder of Preferred Securities may institute a legal proceeding directly against Southern to enforce the Guarantee Trustee's rights under the Preferred Securities Guarantee without first instituting a legal proceeding against the Guarantee Trustee or any other person or entity.


     The Series E Junior Subordinated Notes Guarantee, the Preferred Securities Guarantee, the Subordinated Note Indenture, the Series E Junior Subordinated Notes, the Trust Agreement and the Agreement as to Expenses and Liabilities, as described above, constitute a full and unconditional guarantee by Southern and Capital of the payments due on the Preferred Securities.



     Upon any voluntary or involuntary dissolution, winding-up or termination of the Trust, unless the Series E Junior Subordinated Notes are distributed in connection therewith, the holders of Preferred Securities will be entitled to receive, out of assets legally available for distribution to holders, the Liquidation Distribution in cash. See "Description of the Preferred
Securities --

Liquidation Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of Capital, the Property Trustee, as holder of the Series E Junior Subordinated Notes, would be a subordinated creditor of Capital, subordinated in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal and interest before any stockholders of Capital receive payments or distributions. Because Southern is guarantor under the Preferred Securities Guarantee and the Series E Junior Subordinated Notes Guarantee and has agreed to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to holders of the Preferred Securities) pursuant to the Agreement as to Expenses and Liabilities, the positions of a holder of Preferred Securities and a holder of Series E Junior Subordinated Notes relative to other creditors and to stockholders of Southern in the event of liquidation or bankruptcy of Southern would be substantially the same.



     A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Subordinated Note Indenture. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Series E Junior Subordinated Notes provide that no payments may be made in respect of the Series E Junior Subordinated Notes until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the Series E Junior Subordinated Notes would constitute an Event of Default under the Subordinated Note Indenture except that failure to make interest payments on the Series E Junior Subordinated Notes will not be an Event of Default during an Extension Period; provided, however, that any Extension Period may not exceed 20 consecutive quarters or extend beyond the maturity of the Series E Junior Subordinated Notes.


                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of certain material United States federal income tax consequences of the ownership and disposition of the Preferred Securities and constitutes the opinion of Troutman Sanders LLP, counsel to Southern, Capital and the Trust, insofar as it relates to matters of law and legal conclusions. This summary deals only with Preferred Securities held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), by Holders (as defined herein). Moreover, it does not discuss all of the tax consequences that may be relevant to a Holder in light of his particular circumstances or to Holders subject to special rules, such as certain financial institutions, insurance companies, dealers in securities, individual retirement and certain tax deferred accounts, and persons who engage in a straddle or a hedge relating to a Preferred Security. Prospective investors should consult their own tax advisors with regard to the application of the tax considerations discussed below to their particular situations as well as the application of any state, local or other tax laws. This summary is based on laws, existing and proposed regulations, and applicable judicial and administrative determinations, all of which are subject to change at any time, and any such changes may be retroactively applied in a manner that could adversely affect Holders. As used herein, the term "Holder" means a beneficial owner of a Preferred Security that for United States federal income tax purposes is (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and
(b) one or more U.S. persons have the authority to control all substantial decisions of the trust. Thus, the following summary does not address any tax consequences that apply specifically to nonresident aliens or foreign entities.

TREATMENT OF THE TRUST AND PREFERRED SECURITIES FOR FEDERAL INCOME TAX PURPOSES

     The Trust will be treated as a "grantor trust" and not as an association taxable as a corporation for federal income tax purposes. Thus, for federal income tax purposes, each Holder will be treated as the beneficial owner of a pro rata undivided interest in the Series E Junior Subordinated Notes and, consequently, will be required to include in income the Holder's pro rata share of the entire income from the Series E Junior Subordinated Notes. Each Holder generally will determine its net income or loss with respect to the Trust in accordance with its own method of accounting, although income arising from OID, if any, must be taken into account under the accrual method of accounting even if the Holder otherwise would use the cash receipts and disbursements method.


PAYMENTS OF INTEREST


     Except as set forth below, stated interest on a Series E Junior Subordinated Note will generally be taxable to a Holder as ordinary income at the time it is paid or accrued in accordance with the Holder's own method of accounting.


ORIGINAL ISSUE DISCOUNT


     Under applicable income tax regulations, Southern and Capital believe that the Series E Junior Subordinated Notes will not be treated as issued with OID. It should be noted that these regulations have not yet been addressed in any rulings or other interpretations by the IRS. Accordingly, it is possible that the IRS could take a position contrary to the interpretations described herein.



     The terms of the Series E Junior Subordinated Notes permit Capital to defer the payment of interest on the Series E Junior Subordinated Notes at any time and from time to time by extending the interest payment period for up to 20 consecutive quarters with respect to each Extension Period; provided, however, that no Extension Period may extend beyond the stated maturity date of the Series E Junior Subordinated Notes. Should Capital exercise this option to defer payments of interest, the Series E Junior Subordinated Notes would at that time be treated as issued with OID and all the stated interest payments on the Series E Junior Subordinated Notes would thereafter be treated as OID for as long as they remained outstanding. As a result, all Holders would, in effect, be required to accrue interest income even if such Holders are on a cash method of accounting. Consequently, in the event that the payment of interest is deferred, a Holder could be required to include OID in income on an economic accrual basis, notwithstanding that Capital will not make any interest payments during such period on the Series E Junior Subordinated Notes.


MARKET DISCOUNT


     A purchaser of a Preferred Security at a discount from the liquidation amount at maturity of such purchaser's pro rata share of the Series E Junior Subordinated Notes acquires such Preferred Security with "market discount." However, market discount with respect to a Preferred Security will be considered to be zero if it is de minimis. Market discount will be de minimis with respect to a Preferred Security if it is less than the product of (i) 0.25% of the adjusted issue price of the purchaser's pro rata share of the Series E Junior Subordinated Notes multiplied by (ii) the number of complete years to maturity of such Series E Junior Subordinated Notes after the date of purchase. The purchaser of a Preferred Security with more than a de minimis amount of market discount generally will be required to treat any gain on the sale, exchange, redemption or other disposition of all or part of the Preferred Securities (or related Series E Junior Subordinated Notes) as ordinary income to the extent of accrued (but not previously taxed) market discount. Market discount generally will accrue ratably during the period from the date of purchase of such Preferred Security to the maturity date of the Series E Junior Subordinated Notes, unless the Holder irrevocably elects to accrue such market discount on the basis of a constant interest rate.

     A Holder who has acquired a Preferred Security at a market discount generally will be required to defer any deductions of interest expense attributable to any indebtedness incurred or continued to purchase or carry the Preferred Security, to the extent such interest expense exceeds the related interest income. Any such deferred interest expense generally will be allowable as a deduction not later than the year in which the related market discount income is recognized. As an alternative to the inclusion of market discount in income upon disposition of all or a portion of a Preferred Security or the related Series E Junior Subordinated Notes (including redemptions thereof), a Holder may make an election (which may not be revoked without the IRS's consent) to include market discount in income as it accrues on all market discount instruments acquired by the Holder during or after the taxable year for which the election is made. In that case, the preceding deferral rule for interest expense will not apply.


     In lieu of the foregoing treatment of market discount and interest expense, a Holder may elect to treat any market discount (including a de minimis amount) as OID and accrue such discount on a constant-yield basis in the same manner as the Holder accrues OID.

SALE OF PREFERRED SECURITIES


     Upon the sale, retirement (including redemption) or other taxable disposition of all or part of a Preferred Security, a Holder thereof will recognize gain or loss equal to the difference between the amount realized on such sale, retirement or other disposition and such Holder's adjusted tax basis in the Preferred Security or part thereof. If the Holder disposes of a Preferred Security prior to the occurrence of an Extension Period, any portion of the amount received that is attributable to accrued interest will be treated as interest income to the Holder and will not be treated as part of the amount realized for purposes of determining gain or loss on the disposition of the Preferred Security. Any recognized gain or loss will be capital gain or loss, except to the extent of any accrued market discount (see "Market Discount" above), and such capital gain or loss will be long-term if the holding period for the Preferred Security is more than one year at the time of sale, retirement or other disposition. A Holder's adjusted tax basis in a Preferred Security acquired by purchase will equal the cost of such Preferred Security to the Holder, increased by the amount of any related accrued OID and market discount included in taxable income by the Holder and reduced by any prior payments on the Series E Junior Subordinated Notes which are not qualified stated interest. The redemption of only part of a Preferred Security will require an allocation of the Holder's adjusted tax basis in his pro rata share of the related Series E Junior Subordinated Notes between the portion of the Series E Junior Subordinated Notes redeemed and retained by the Holder in order to determine gain or loss.



RECEIPT OF SERIES E JUNIOR SUBORDINATED NOTES UPON LIQUIDATION OF THE TRUST



     As described under "Description of the Preferred Securities -- Special Event Redemption or Distribution," Series E Junior Subordinated Notes may be distributed to Holders in exchange for the Preferred Securities and in liquidation of the Trust. Such a distribution would be treated as a non-taxable event to each Holder and each Holder would receive an aggregate tax basis in the Holder's Series E Junior Subordinated Notes equal to the Holder's aggregate tax basis in its Preferred Securities. A Holder's holding period with respect to the Series E Junior Subordinated Notes so received in liquidation of the Trust would include the period for which the Preferred Securities were held by such Holder.


INFORMATION REPORTING TO HOLDERS

     Income on the Preferred Securities will be reported to Holders on Form 1099, which form should be mailed to Holders of Preferred Securities by January 31 following each calendar year.

BACKUP WITHHOLDING


     A Holder may be subject to "backup withholding" under certain circumstances. Backup withholding applies to a Holder if the Holder, among other things, (i) fails to furnish his social security number or other taxpayer identification number ("TIN") to the payor responsible for backup withholding (for example, the Holder's securities broker), (ii) furnishes such payor an incorrect TIN, (iii) fails to provide such payor with a certified statement, signed under penalties of perjury, that the TIN provided to the payor is correct and that the Holder is not subject to backup withholding, or (iv) fails to report properly interest and dividends on his tax return. Backup withholding, however, does not apply to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. The backup withholding rate is 31% of "reportable payments," which generally will include distributions of interest and principal payments on the Series E Junior Subordinated Notes.


     THE FEDERAL INCOME TAX DISCUSSIONS SET FORTH ABOVE MAY NOT BE APPLICABLE TO A HOLDER, DEPENDING UPON A HOLDER'S PARTICULAR SITUATION, AND THEREFORE EACH HOLDER SHOULD CONSULT HIS TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAW.

                                  UNDERWRITING



     Southern, Capital, the Trust and the underwriters for the offering named below (the "Underwriters") have entered into an underwriting agreement with respect to the Preferred Securities. Subject to certain conditions, each Underwriter has severally agreed to purchase the number of Preferred Securities indicated in the following table. The Underwriters are committed to take and pay for all the Preferred Securities, if any are taken. Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, CIBC Oppenheimer Corp., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. are the representatives of the Underwriters.



                                                              NUMBER OF
                                                              PREFERRED
                        UNDERWRITERS                          SECURITIES
                        ------------                          ----------
Goldman, Sachs & Co. .......................................
Morgan Stanley & Co. Incorporated...........................
CIBC Oppenheimer Corp. .....................................
Lehman Brothers Inc. .......................................
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated...................................
Salomon Smith Barney Inc....................................
                                                              ---------
          Total.............................................  6,000,000
                                                              =========



     Because the Trust will invest the proceeds from the sale of the Preferred Securities in the Series E Junior Subordinated Notes issued by Capital, the Underwriting Agreement provides that Southern will pay an underwriting
commission of $       per Preferred Security to the Underwriters, as
compensation.



     The Underwriters propose to offer the Preferred Securities to the public initially at the initial public offering price set forth on the cover page of this prospectus. Any Preferred Securities sold by the Underwriters to securities
dealers may be sold at a discount of up to $          per Preferred Security
from the initial public offering price. Any of those securities dealers may resell the Preferred Security they purchase from the Underwriters to certain
other brokers and dealers at a discount of up to $          per Preferred
Security from the initial public offering price. If all the Preferred Securities are not sold at the initial public offering price, the representatives may change the offering price and other selling terms.



     Southern, Capital and the Trust have agreed with the Underwriters, during the period of 15 days from the date of the Underwriting Agreement, not to sell, offer to sell, grant any option for the sale of, or otherwise dispose of any preferred securities, any security convertible into or exchangeable into or exercisable for preferred securities or junior subordinated notes or any debt securities substantially similar to the Series E Junior Subordinated Notes or equity securities substantially similar to the Preferred Securities (except for the Series E Junior Subordinated Notes and the Preferred Securities issued pursuant to the Underwriting Agreement), without the prior written consent of Goldman, Sachs & Co.



     Prior to this offering, there has been no public market for the Preferred Securities. Application has been made to list the Preferred Securities will be listed on the NYSE. If approved, trading in the Preferred Securities on the NYSE is expected to begin within the 30-day period after the initial delivery of the Preferred Securities. In order to meet one of the requirements for listing the Preferred Securities, the Underwriters will undertake to sell lots of 100 or more to a minimum of 400 beneficial owners.



     The representatives of the Underwriters have advised Southern, Capital and the Trust that they intend to make a market in the Preferred Securities. However, the representatives are not obligated to do so and may discontinue market making at any time without notice. No assurance is given as to the liquidity of the trading market for the Preferred Securities.



     In connection with the offering, the Underwriters may purchase and sell the Preferred Securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the Underwriters of a greater amount of Preferred Securities than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Preferred Securities while the offering is in progress.



     The Underwriters also may impose a penalty bid. This may occur when a particular Underwriter repays to the Underwriters a portion of the underwriting commissions because the Underwriters have repurchased Preferred Securities sold by or for the account of that Underwriter in stabilizing or short covering transactions.



     These activities by the Underwriters may stabilize, maintain or otherwise affect the market price of the Preferred Securities. As a result, the price of the Preferred Securities may be higher than the price that would otherwise prevail in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.



     Southern estimates that its expenses in connection with this offering, excluding underwriting discounts and commissions, will be approximately
$          .



     Southern, Capital and the Trust have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The Underwriters will reimburse Southern for certain of its expenses.



     Certain of the Underwriters or their affiliates have provided from time to time, and expect to provide in the future, investment or commercial banking services to Southern and its affiliates, for which such Underwriters or their affiliates have received or will receive customary fees and commissions.



                                 LEGAL OPINIONS



     Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon on behalf of Capital and the Trust by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to Capital and the Trust. The validity of the Series E Junior Subordinated Notes, the Preferred Securities Guarantee and the Series E Junior Subordinated Notes Guarantee and certain matters relating thereto will be passed upon on behalf of Southern and Capital by Troutman Sanders LLP, Atlanta, Georgia. Troutman Sanders LLP will also pass upon certain matters relating to United States federal income tax considerations. Certain legal matters will be passed upon for the Underwriters by Dewey Ballantine LLP, New York, New York.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 SUBJECT TO COMPLETION, DATED DECEMBER 16, 1998

PROSPECTUS

                                 $1,300,000,000

                              THE SOUTHERN COMPANY
                                  COMMON STOCK

                              THE SOUTHERN COMPANY
                     SOUTHERN COMPANY CAPITAL FUNDING, INC.
                                  SENIOR NOTES
                           JUNIOR SUBORDINATED NOTES
                            STOCK PURCHASE CONTRACTS
                              STOCK PURCHASE UNITS
                          ---------------------------
                        SOUTHERN COMPANY CAPITAL TRUST V
                       SOUTHERN COMPANY CAPITAL TRUST VI
                       SOUTHERN COMPANY CAPITAL TRUST VII
                           TRUST PREFERRED SECURITIES
         FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

                              THE SOUTHERN COMPANY
                          ---------------------------
   The Southern Company, a Delaware corporation ("Southern"), may offer, from time to time, shares of its common stock, par value $5 per share (the "Common Stock"). Southern Company Capital Funding, Inc., a Delaware corporation and a wholly-owned subsidiary of Southern ("Capital"), may offer, from time to time,
(i) its senior notes (the "Senior Notes") in one or more series, (ii) its junior subordinated notes (the "Junior Subordinated Notes" and, together with the Senior Notes, the "Debt Securities") in one or more series, (iii) Stock Purchase Contracts (the "Stock Purchase Contracts") to purchase shares of Common Stock or
(iv) Stock Purchase Units, each representing ownership of a Stock Purchase Contract and Debt Securities, Preferred Securities (as defined herein) or debt obligations of third parties, including U.S. Treasury securities, securing the holder's obligation to purchase Common Stock under the Stock Purchase Contracts (the "Stock Purchase Units"). The Senior Notes will be unsecured obligations of Capital, will rank pari passu (equal in priority) with all other unsecured and unsubordinated debt of Capital and the due and punctual payment thereof will be unconditionally guaranteed by Southern pursuant to the Senior Notes Guarantees (the "Senior Notes Guarantees"). The Junior Subordinated Notes will be unsecured obligations of Capital and will be subordinate and junior in right of payment to Senior Indebtedness (as defined herein) of Capital and the due and punctual payment thereof will be unconditionally guaranteed by Southern pursuant to the Junior Subordinated Notes Guarantees (the "Junior Subordinated Notes Guarantees"). The due and punctual payment of the Stock Purchase Contracts and Stock Purchase Units will be unconditionally guaranteed by Southern pursuant to the Stock Purchase Contracts Guarantees (the "Stock Purchase Contracts Guarantees") and the Stock Purchase Units Guarantees (the "Stock Purchase Units Guarantees" and, together with the Stock Purchase Contracts Guarantees, the "Stock Purchase Guarantees"), respectively.

   Southern Company Capital Trust V, Southern Company Capital Trust VI and Southern Company Capital Trust VII, each a statutory business trust created under the laws of the State of Delaware (individually, a "Trust" and collectively, the "Trusts"), may offer, from time to time, trust preferred securities (collectively, the "Preferred Securities") representing preferred undivided beneficial interests in the assets of the respective Trusts. Capital will own all the common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") representing common undivided beneficial interests in the assets of the respective Trusts. The payment of periodic cash distributions on the Preferred Securities of each Trust and payments on liquidation or redemption with respect to such Preferred Securities, in each case to the extent such Trust has funds legally and immediately available therefor, will be guaranteed by Southern as described herein (individually, a "Preferred Securities Guarantee" and collectively, the "Preferred Securities Guarantees"). See "Description of the Preferred Securities Guarantees." Southern's obligations under each Preferred Securities Guarantee will be subordinate and junior in right of payment to all of its other liabilities and will rank pari passu with the most senior preferred stock of Southern. Concurrently with the issuance by a Trust of its Preferred Securities, such Trust will invest the proceeds thereof and of Capital's purchase of the Common Securities of such Trust in a related series of Junior Subordinated Notes of Capital with terms corresponding to the terms of such Trust's Preferred Securities. Junior Subordinated Notes may subsequently be distributed pro rata to holders of the Trust Securities of a Trust in connection with the termination of such Trust upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement.

   As described herein, Southern and Capital will, through each Junior Subordinated Notes Guarantee, each Preferred Securities Guarantee, the Subordinated Note Indenture, the Junior Subordinated Notes of the related series, the related Trust Agreement and the related Agreement as to Expenses and Liabilities, fully and unconditionally guarantee all of each Trust's obligations with respect to its Preferred Securities.

   The Common Stock, the Preferred Securities, the Debt Securities, the Stock Purchase Contracts and the Stock Purchase Units are referred to herein collectively as the "Securities." The Preferred Securities Guarantees, the Senior Notes Guarantees, the Junior Subordinated Notes Guarantees and the Stock Purchase Guarantees are referred to herein collectively as the "Guarantees."

   Specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying Prospectus Supplement with respect to such Securities, which will describe, without limitation and where applicable, the following: (a) in the case of Common Stock, the number of shares, purchase price and any other specific terms of the offering, (b) in the case of Debt Securities, the specific designation, aggregate principal amount, denominations, maturity, interest payment dates, interest rate (or the method of determining such rate), any redemption, exchange or sinking fund provisions, and any other specific terms of the offering, (c) in the case of Preferred Securities, the specific designation, number of Preferred Securities, liquidation amount per security, distribution rate (or the method of determining such rate), dates on which distributions will be payable, voting rights, any redemption, exchange or sinking fund provisions, and any other rights, preferences, privileges, limitations and restrictions thereof, (d) in the case of Stock Purchase Contracts, the designation and number of shares of Common Stock issuable thereunder, the purchase price of the Common Stock, the date or dates on which the Common Stock is required to be purchased by the holders of the Stock Purchase Contracts, any periodic payments required to be made by Southern to the holders of the Stock Purchase Contracts or vice versa, and the terms of the offering and sale thereof, and (e) in the case of Stock Purchase Units, the specific terms of the Stock Purchase Contracts and any Preferred Securities, Debt Securities or debt obligations of third parties securing the holder's obligation to purchase the Common Stock under the Stock Purchase Contracts, and the terms of the offering and sale thereof.

   The Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, that the aggregate initial public offering price of all Securities shall not exceed $1,300,000,000.

   Southern's Common Stock is listed on the New York Stock Exchange under the symbol "SO." Any Prospectus Supplement will also contain information, where applicable, as to any other listing on a securities exchange of the Securities covered by the Prospectus Supplement.

   The Prospectus Supplement relating to any series of Securities will contain information concerning certain United States federal income tax considerations, if applicable to such Securities.
                          ---------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                          ---------------------------
   The Securities may be sold directly, through agents, underwriters or dealers as designated from time to time, or through a combination of such methods. See "Plan of Distribution." If agents or any underwriters or dealers are involved in the sale of Securities in respect of which this Prospectus is being delivered, the names of such agents, underwriters or dealers and any applicable commissions or discounts will be set forth in or may be calculated from the Prospectus Supplement with respect to such Securities.
                          ---------------------------

December  , 1998

                             AVAILABLE INFORMATION

     Southern, Capital and the Trusts have filed with the Securities and Exchange Commission (the "Commission") a combined registration statement on Form S-3 (the "Registration Statement," which term encompasses any amendments thereof and exhibits thereto) under the Securities Act of 1933, as amended (the "1933 Act"). As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, to which reference is hereby made.

     Southern is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants including Southern that file electronically at http://www.sec.gov. In addition, reports and other material concerning Southern may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which Exchange the common stock of Southern is listed.

     No separate financial statements of Capital or any Trust have been included herein. Southern, Capital and the Trusts do not consider that such financial statements would be material to holders of the Securities because each of Capital and each Trust is a special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than, in the case of Capital, obtaining financing for Southern and direct and indirect subsidiaries of Southern other than the operating affiliates (as defined herein) and, in the case of each Trust, holding as trust assets Junior Subordinated Notes, issuing Trust Securities and engaging in other activities as are necessary, advisable or incidental thereto. See "Southern Company Capital Funding, Inc.," "Description of the Preferred Securities," "Description of the Junior Subordinated Notes," "Description of the Junior Subordinated Notes Guarantees" and "Description of the Preferred Securities Guarantees." In addition, Southern does not expect that Capital or any Trust will file reports, proxy statements and other information under the 1934 Act with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents have been filed by Southern with the Commission pursuant to the 1934 Act and are incorporated herein by reference and made a part of this Prospectus:

          (a) Southern's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;


          (b) Southern's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998; and


          (c) Southern's Current Reports on Form 8-K dated February 11, 1998 and June 18, 1998.

     All documents filed by Southern with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated herein by reference and made a part of this Prospectus from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     SOUTHERN WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL DOCUMENTS INCORPORATED HEREIN BY REFERENCE (OTHER THAN THE EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE). SUCH REQUESTS SHOULD BE DIRECTED TO TOMMY CHISHOLM, SECRETARY, THE SOUTHERN COMPANY, 270 PEACHTREE STREET, N.W., ATLANTA, GEORGIA 30303, TELEPHONE: (770) 393-0650.

                              THE SOUTHERN COMPANY

     Southern was incorporated under the laws of Delaware on November 9, 1945. Southern is domesticated under the laws of Georgia and is qualified to do business as a foreign corporation under the laws of Alabama. The principal executive offices of Southern are located at 270 Peachtree Street, N.W., Atlanta, Georgia 30303, and the telephone number is (770) 393-0650.

     Southern owns all the outstanding common stock of Alabama Power Company ("ALABAMA"), Georgia Power Company ("GEORGIA"), Gulf Power Company ("GULF"), Mississippi Power Company ("MISSISSIPPI") and Savannah Electric and Power Company ("SAVANNAH")(ALABAMA, GEORGIA, GULF, MISSISSIPPI and SAVANNAH being collectively referred to herein as the "operating affiliates"), each of which is an operating public utility company, and of Southern Company Services, Inc. (the system service company). ALABAMA and GEORGIA each owns 50% of the outstanding common stock of Southern Electric Generating Company ("SEGCO"). The operating affiliates supply electric service in the states of Alabama, Georgia, Florida, Mississippi and Georgia, respectively, and SEGCO owns generating units at a large electric generating station which supplies power to ALABAMA and GEORGIA. Southern also owns all the outstanding common stock of Southern Energy, Inc. ("Southern Energy"), Southern Company Energy Solutions, Inc. ("Energy Solutions"), Southern Nuclear Operating Company, Inc. ("Southern Nuclear") and Southern Communications Services, Inc. ("Southern Communications"). Southern Energy designs, builds, owns and operates power production and delivery facilities and provides a broad range of technical services to industrial companies and utilities in the United States and a number of international markets. Energy Solutions explores, develops and markets energy management services and other business lines relating to Southern's core business of generating and distributing energy. Southern Nuclear provides services to the Southern electric system's nuclear plants. Southern Communications provides digital wireless communications services to the operating affiliates and regional non-affiliates.

                     SOUTHERN COMPANY CAPITAL FUNDING, INC.

     Capital was established to obtain financing for Southern and direct and indirect subsidiaries of Southern other than the operating affiliates. Capital does not and will not engage in business activities other than such financing.

     Capital was incorporated under the laws of Delaware on January 24, 1997 and is a wholly-owned subsidiary of Southern. The principal executive offices of Capital are located at 1403 Foulk Road, Suite 102, Wilmington, Delaware 19803, and the telephone number is (302) 427-1935.

                                   THE TRUSTS

     Each Trust is a statutory business trust created under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State on September 28, 1998. Each Trust's business is defined in a trust agreement, executed by Capital, as Depositor, and the Delaware Trustee thereunder. This trust agreement of each Trust will be amended and restated in its entirety substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part (the "Trust Agreement"). Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Each Trust exists for the exclusive purposes of (i) issuing its Trust Securities representing undivided beneficial interests in the assets of such Trust, (ii) investing the gross proceeds of its Trust Securities in a related series of Junior Subordinated Notes, and (iii) engaging in only those other activities necessary, appropriate, convenient or incidental thereto.

     Each Trust's business and affairs will be conducted by its trustees, which shall be appointed by Capital as the holder of the Common Securities: two employees of a subsidiary of Southern as Administrative Trustees; Bankers Trust Company as Property Trustee; and Bankers Trust (Delaware) as Delaware Trustee. The Property Trustee of each Trust will act as the indenture trustee with respect to such Trust for purposes of compliance with the provisions of the 1939 Act.

     The principal place of business of each Trust shall be c/o Southern, 270 Peachtree Street, N.W., Atlanta, Georgia 30303, telephone (770) 393-0650, Attn:
Secretary.

     Reference is made to the Prospectus Supplement relating to the Preferred Securities of a Trust for further information concerning such Trust.

                         ACCOUNTING TREATMENT OF TRUSTS

     For financial reporting purposes, the Trusts will be treated as subsidiaries of Southern and, accordingly, the accounts of the Trusts will be included in the consolidated financial statements of Southern. The Preferred Securities will be presented as a separate line item in the consolidated balance sheet of Southern, and appropriate disclosures concerning the Preferred Securities, the Preferred Securities Guarantees, the Junior Subordinated Notes and the Junior Subordinated Notes Guarantees will be included in the notes to the consolidated financial statements. For financial reporting purposes, Southern will record distributions payable on the Preferred Securities as an expense.

                                 CERTAIN RATIOS

     The following table sets forth the Ratios of Earnings to Fixed Charges and Earnings to Fixed Charges Plus Preferred Dividend Requirements (Pre-Income Tax Basis) for the periods indicated.


                                                                                        TWELVE
                                                                                        MONTHS
                                                    YEAR ENDED DECEMBER 31,              ENDED
                                              ------------------------------------   SEPTEMBER 30,
                                              1993    1994    1995    1996    1997       1998
                                              ----    ----    ----    ----    ----   -------------
Ratio of Earnings to Fixed Charges(1).......  3.41    3.63    3.75    3.68    2.87       2.77
Ratio of Earnings to Fixed Charges Plus
  Preferred Dividend Requirements
  (Pre-Income Tax Basis)(2).................  2.84    3.01    3.13    3.12    2.67       2.70


---------------

(1) This ratio is computed as follows: (i) "Earnings" have been calculated by adding to "Income Before Interest Charges" all income taxes deducted therefrom and the debt portion of allowance for funds used during construction; and (ii) "Fixed Charges" consist of "Net Interest Charges" plus the debt portion of allowance for funds used during construction.
(2) In computing this ratio, "Preferred Dividend Requirements" represent the before-tax earnings necessary to pay such dividends, computed at the effective tax rates for the applicable periods.

                                USE OF PROCEEDS

     Each Trust will invest the proceeds received from the sale of its Preferred Securities in Junior Subordinated Notes. Except as may be otherwise described in an applicable Prospectus Supplement, the net proceeds received by Southern from such investment and any proceeds received from the sale of Common Stock, Senior Notes, Stock Purchase Contracts or Stock Purchase Units or other sales of Junior Subordinated Notes will be used in connection with its ongoing construction program, to pay scheduled maturities and/or refundings of its securities, to repay short-term indebtedness to the extent outstanding and for other general corporate purposes.

                        DESCRIPTION OF THE COMMON STOCK


     The authorized capital stock of Southern currently consists of 1,000,000,000 shares of common stock, par value $5 per share. As of November 30, 1998, there were 699,772,723 shares of common stock issued and outstanding.

     All shares of common stock of Southern participate equally with respect to dividends and rank equally upon liquidation. Each holder is entitled to one vote for each share held and to cumulative voting at elections of directors. The vote of two-thirds of the outstanding common stock is required to authorize or create preferred stock or to effect certain changes in charter provisions affecting the common stock. No stockholder is entitled to preemptive rights.

     The shares of Common Stock offered hereby will be fully paid and nonassessable by Southern.


     The income of Southern is derived mainly from equity in earnings of its operating affiliates. At September 30, 1998, $2,019,245,000 of consolidated retained earnings, of a total of $4,164,073,000 at that date, was restricted against the payment by the operating affiliates of cash dividends on common stock under terms of bond indentures or charters. Southern's investment in subsidiary companies is maintained on the equity method of accounting; however, under the applicable accounting requirements of the Commission, cash dividends are limited to Southern's retained earnings computed on the cost method of accounting ($497,239,000 at September 30, 1998). The equity in undistributed earnings of subsidiary companies, except for the $2,019,245,000 restricted under the terms of bond indentures or charters, will become available for payment of cash dividends by Southern as such amounts are paid to Southern by the subsidiary companies.


     Certain business combination transactions, including mergers, sales of assets or securities having a fair market value of $100,000,000 or more, liquidations, dissolutions, reclassifications or recapitalizations, between Southern or any of its subsidiaries and any beneficial owner of more than 5% of the outstanding voting stock of Southern or any affiliate of such owner must be approved by the holders of 75% of the outstanding voting stock and a majority of the outstanding voting stock held by persons other than such beneficial owner, unless approved by a majority of the "Disinterested Directors" (generally directors not affiliated with such beneficial owner) or certain minimum price and procedural requirements are met. These provisions may have the effect of delaying, deferring or preventing a change in control of Southern.

     The transfer agent and registrar for the common stock is Southern Company Services, Inc., Atlanta, Georgia.

DIVIDENDS AND PRICE RANGE

     The table below sets forth, for the periods indicated, the high and low sales prices of Southern's common stock as reported by The Wall Street Journal as NYSE-Composite Transactions.

YEAR                                 HIGH        LOW
----                                 ----        ---
1993............................  23  5/8     18  3/8
1994............................  22          17
1995............................  25          19  3/8
1996............................  25  7/8     21  1/8
1997............................  26  1/4     19  7/8


BY QUARTERS                          HIGH        LOW
-----------                          ----        ---
1996
       First Quarter............  25  7/8     22  3/8
       Second Quarter...........  24  5/8     21  1/4
       Third Quarter............  24  5/8     21  3/4
       Fourth Quarter...........  23  1/8     21  1/8
1997
       First Quarter............  23  3/8     20  3/4
       Second Quarter...........  22  1/4     19  7/8
       Third Quarter............  23          20  13/16
       Fourth Quarter...........  26  1/4     22
1998
       First Quarter............  28  11/16   23  15/16
       Second Quarter...........  29          25  1/16
       Third Quarter............  29  13/16   25  15/16
       Fourth Quarter...........  31  9/16    27  3/16
          (through November 30,
            1998)



     The last sale price of the common stock on December 14, 1998, as reported by The Wall Street Journal, was $28 15/16 per share. The consolidated book value per share of Southern's common stock at September 30, 1998 was $14.46.

     Dividends have been paid on the common stock without interruption since 1949 when Southern was organized. The following table sets forth the dividends paid during the period 1994-1998. Future dividends will depend on future earnings, the financial condition of Southern and the operating affiliates and other factors.


                              COMMON DIVIDENDS                                       COMMON DIVIDENDS
PERIOD                           PER SHARE       PERIOD                                 PER SHARE
------                        ----------------   ------                              ----------------
1994........................       $1.18         1996  (first quarter).............       $.315
                                                       (second quarter)............        .315
1995........................        1.22               (third quarter).............        .315
                                                       (fourth quarter)............        .315
1996........................        1.26         1997  (first quarter).............        .325
                                                       (second quarter)............        .325
1997........................        1.30               (third quarter).............        .325
                                                       (fourth quarter)............        .325
1998........................        1.34         1998  (first quarter).............        .335
                                                       (second quarter)............        .335
                                                       (third quarter).............        .335
                                                       (fourth quarter)............        .335


     Southern has an investment plan pursuant to which registered owners of shares of Southern's common stock may purchase additional shares by having dividends automatically reinvested, or by making supplemental optional cash purchases (not more than $150,000 per year), or both. For information concerning the Southern Investment Plan, write SCS Stockholder Services, P.O. Box 54250, Atlanta, Georgia 30308-0250.

                        DESCRIPTION OF THE SENIOR NOTES

     Set forth below is a description of the general terms of the Senior Notes. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Senior Note Indenture to be entered into among Southern, Capital and the trustee named in the applicable Prospectus Supplement, as trustee (the "Senior Note Indenture Trustee"), as to be supplemented by a supplemental indenture thereto establishing the Senior Notes of each series (the Senior Note Indenture, as so supplemented, is hereinafter referred to as the "Senior Note Indenture"), the forms of which are filed as exhibits to the Registration Statement of which this Prospectus forms a part. The terms of the Senior Notes will include those stated in the Senior Note Indenture and those made a part of the Senior Note Indenture by reference to the 1939 Act. Certain capitalized terms used herein are defined in the Senior Note Indenture.

GENERAL


     The Senior Notes will be issued as unsecured senior debt securities under the Senior Note Indenture and will rank pari passu with all other unsecured and unsubordinated debt of Capital. The Senior Notes will be effectively subordinated to all secured debt of Capital. At September 30, 1998 Capital had no outstanding secured debt. The Senior Note Indenture does not limit the aggregate principal amount of Senior Notes that may be issued thereunder and provides that Senior Notes may be issued from time to time in one or more series pursuant to an indenture supplemental to the Senior Note Indenture.


     Reference is made to the Prospectus Supplement that will accompany this Prospectus for the following terms of the series of Senior Notes being offered thereby: (i) the title of such Senior Notes; (ii) any limit on the aggregate principal amount of such Senior Notes; (iii) the date or dates on which the principal of such Senior Notes is payable; (iv) the rate or rates at which such Senior Notes shall bear interest, if any, or any method by which such rate or rates will be determined, the date or dates from which such interest will accrue, the interest payment dates on which such interest shall be payable, and the regular record date for the interest payable on any interest payment date;
(v) the place or places where the principal of (and premium, if any) and interest, if any, on such Senior Notes shall be payable; (vi) the period or periods within which, the price or prices at which and the terms and conditions on which such Senior Notes may be redeemed, in whole or in part, at the option of Capital; (vii) the obligation, if any, of Capital to redeem or purchase such Senior Notes;

(viii) the date or dates, if any, after which such Senior Notes may be converted or exchanged at the option of the holder into or for shares of Common Stock of Southern and the terms for any such conversion or exchange; (ix) the denominations in which such Senior Notes shall be issuable; (x) if other than the principal amount thereof, the portion of the principal amount of such Senior Notes which shall be payable upon declaration of acceleration of the maturity thereof; (xi) any deletions from, modifications of or additions to the Events of Default or covenants of Capital as provided in the Senior Note Indenture pertaining to such Senior Notes; (xii) whether such Senior Notes shall be issued in whole or in part in the form of a Global Security; and (xiii) any other terms of such Senior Notes.

     The Senior Note Indenture does not contain provisions that afford holders of Senior Notes protection in the event of a highly leveraged transaction involving Southern or Capital.

SENIOR NOTES GUARANTEE

     Pursuant to the Senior Note Indenture, Southern will irrevocably and unconditionally guarantee the Senior Notes as described under "Description of the Senior Notes Guarantees."

EVENTS OF DEFAULT

     The Senior Note Indenture provides that any one or more of the following described events with respect to the Senior Notes of any series, which has occurred and is continuing, constitutes an "Event of Default" with respect to the Senior Notes of such series:

          (a) failure for 10 days to pay interest on the Senior Notes of such series, when due on an Interest Payment Date other than at maturity or upon earlier redemption; or

          (b) failure to pay principal or premium, if any, or interest on the Senior Notes of such series when due at maturity or upon earlier redemption; or

          (c) failure for three Business Days to deposit any sinking fund payment when due by the terms of a Senior Note of such series; or

          (d) failure to observe or perform any other covenant or warranty in the Senior Note Indenture (other than a covenant or warranty which has expressly been included therein solely for the benefit of one or more series of Senior Notes other than such series) for 90 days after written notice to Southern and Capital from the Senior Note Indenture Trustee or the holders of at least 25% in principal amount of the outstanding Senior Notes of such series; or

          (e) certain events of bankruptcy, insolvency, or reorganization of Southern or Capital.

     The holders of not less than a majority in aggregate outstanding principal amount of the Senior Notes of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Note Indenture Trustee with respect to the Senior Notes of such series. If a Senior Note Indenture Event of Default occurs and is continuing with respect to the Senior Notes of any series, then the Senior Note Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Senior Notes of such series may declare the principal amount thereof due and payable immediately by notice in writing to Southern and Capital (and to the Senior Note Indenture Trustee if given by the holders), and upon any such declaration such principal amount shall become immediately due and payable. At any time after such a declaration of acceleration with respect to the Senior Notes of any series has been made and before a judgment or decree for payment of the money due has been obtained as provided in Article Five of the Senior Note Indenture, the holders of not less than a majority in aggregate outstanding principal amount of the Senior Notes of such series may rescind and annul such declaration and its consequences if the default has been cured or waived and Southern or Capital has paid or deposited with the Senior Note Indenture Trustee a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and all sums paid or advanced by the Senior Note Indenture Trustee, including reasonable compensation and expenses of the Senior
Note Indenture Trustee.

     The holders of not less than a majority in aggregate outstanding principal amount of the Senior Notes of any series may, on behalf of the holders of all the Senior Notes of such series, waive any past default with respect to such series, except (i) a default in the payment of principal or interest or (ii) a default in respect of a covenant or provision which under Article Nine of the Senior Note Indenture cannot be modified or amended thereunder without the consent of the holder of each outstanding Senior Note of such series affected thereby.

REGISTRATION AND TRANSFER

     Capital shall not be required to (i) issue, register the transfer of or exchange Senior Notes of any series during a period of 15 days immediately preceding the date notice is given identifying the Senior Notes of such series called for redemption, or (ii) register the transfer of or exchange any Senior Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Senior Note being redeemed in part.

PAYMENT AND PAYING AGENT

     Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of any Senior Notes will be made only against surrender to the Paying Agent of such Senior Notes. Principal of and interest on Senior Notes will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as Capital may designate from time to time, except that, at the option of the Company, payment of any interest may be made by wire transfer or by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register with respect to the Senior Notes. Payment of interest on Senior Notes on any interest payment date will be made to the person in whose name the Senior Notes (or predecessor security) are registered at the close of business on the Record Date for such interest payment (the fifteenth calendar day before such interest payment date).

     Unless otherwise indicated in an applicable Prospectus Supplement, the Senior Indenture Trustee will act as Paying Agent with respect to the Senior Notes. Capital may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts.

     All moneys paid by Capital to a Paying Agent for the payment of the principal of or interest on the Senior Notes of any series which remain unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to Capital, and the holder of such Senior Notes will thereafter look only to Capital for payment thereof.

MODIFICATION

     The Senior Note Indenture contains provisions permitting Capital, Southern and the Senior Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Senior Notes of each series affected thereby, to modify the Senior Note Indenture or the rights of the holders of the Senior Note of such series; provided, that no such modification may, without the consent of the holder of each outstanding Senior Note affected thereby, (i) change the stated maturity of the principal of, or any installment of principal of or interest on, any Senior Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the method of calculating the rate of interest thereon, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date), or (ii) reduce the percentage of principal amount of the outstanding Senior Notes of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Senior Note Indenture or certain defaults thereunder and their consequences) provided for in the Senior Note Indenture, or (iii) modify any of the provisions of the Senior Note Indenture relating to supplemental indentures, waiver of past defaults, or waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the Senior Note Indenture cannot be modified or waived without the consent of the holder of each outstanding Senior Note affected thereby.

     In addition, Capital, Southern and the Senior Note Indenture Trustee may execute, without the consent of any holders of Senior Notes, any supplemental indenture for certain other usual purposes, including the creation of any new series of senior notes.

CONSOLIDATION, MERGER AND SALE

     Neither Southern nor Capital shall consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless (1) such other corporation or person is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and such other corporation or person expressly assumes, by supplemental indenture executed and delivered to the Senior Note Indenture Trustee, the payment of the principal of (and premium, if any) and interest on all the Senior Notes and the performance of every covenant of the Senior Note Indenture on the part of Southern or Capital, as the case may be, to be performed or observed; (2) immediately after giving effect to such transactions, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and (3) Southern or Capital, as the case may be, has delivered to the Senior Note Indenture Trustee an officers' certificate and an opinion of counsel, each stating that such transaction complies with the provisions of the Senior Note Indenture governing consolidation, merger, conveyance, transfer or lease and that all conditions precedent thereto have been complied with.

INFORMATION CONCERNING THE SENIOR NOTE INDENTURE TRUSTEE

     The Senior Note Indenture Trustee, prior to an Event of Default with respect to Senior Notes of any series, undertakes to perform, with respect to Senior Notes of such series, only such duties as are specifically set forth in the Senior Note Indenture and, in case an Event of Default with respect to Senior Notes of any series has occurred and is continuing, shall exercise, with respect to Senior Notes of such series, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Senior Note Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Senior Note Indenture at the request of any holder of Senior Notes of any series, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Senior Note Indenture Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if the Senior Note Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

GOVERNING LAW

     The Senior Note Indenture and the Senior Notes will be governed by, and construed in accordance with, the internal laws of the State of New York.

MISCELLANEOUS

     Each of Southern and Capital will have the right at all times to assign any of its rights or obligations under the Senior Note Indenture to a direct or indirect wholly-owned subsidiary of Southern; provided, that, in the event of any such assignment, Southern or Capital, as the case may be, will remain primarily liable for all such obligations. Subject to the foregoing, the Senior
Note Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns.

                     DESCRIPTION OF SENIOR NOTES GUARANTEES


     Pursuant to the Senior Note Indenture, Southern will irrevocably and unconditionally guarantee the due and punctual payment of principal, premium, if any, and interest on the Senior Notes when and as the same shall become due and payable. Each Senior Notes Guarantee will constitute an unsecured and unsubordinated obligation of Southern and will rank pari passu with all other unsecured and unsubordinated debt that may be issued by Southern. The Senior Notes Guarantees will be effectively subordinated to all secured debt of Southern. As of September 30, 1998, Southern had no secured debt. Since Southern is a holding company, the right of Southern and, hence, the right of creditors of Southern (including holders of Senior Notes) to participate in any distribution of the assets of any subsidiary of Southern, whether upon liquidation, reorganization or otherwise, is subject to prior claims of creditors of each such subsidiary.

                  DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES

     Set forth below is a description of the general terms of the Junior Subordinated Notes. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Subordinated Note Indenture, dated as of June 1, 1997, among Southern, Capital and Bankers Trust Company, as trustee (the "Subordinated Note Indenture Trustee"), as to be supplemented by a supplemental indenture thereto establishing the Junior Subordinated Notes of each series (the Subordinated Note Indenture, as so supplemented, is hereinafter referred to as the "Subordinated
Note Indenture"), the forms of which are filed as exhibits to the Registration Statement of which this Prospectus forms a part. The terms of the Junior Subordinated Notes will include those stated in the Subordinated Note Indenture and those made a part of the Subordinated Note Indenture by reference to the 1939 Act. Certain capitalized terms used herein are defined in the Subordinated
Note Indenture.

GENERAL

     The Junior Subordinated Notes will be issued as unsecured junior subordinated debt securities under the Subordinated Note Indenture. The Subordinated Note Indenture does not limit the aggregate principal amount of Junior Subordinated Notes that may be issued thereunder and provides that Junior Subordinated Notes may be issued from time to time in one or more series pursuant to an indenture supplemental to the Subordinated Note Indenture.

     Reference is made to the Prospectus Supplement that will accompany this Prospectus for the following terms of the series of Junior Subordinated Notes being offered thereby: (i) the title of such Junior Subordinated Notes; (ii) any limit on the aggregate principal amount of such Junior Subordinated Notes; (iii) the date or dates on which the principal of such Junior Subordinated Notes is payable; (iv) the rate or rates at which such Junior Subordinated Notes shall bear interest, if any, or any method by which such rate or rates will be determined, the date or dates from which such interest will accrue, the interest payment dates on which such interest shall be payable, and the regular record date for the interest payable on any interest payment date; (v) the place or places where the principal of (and premium, if any) and interest, if any, on such Junior Subordinated Notes shall be payable; (vi) the period or periods within which, the price or prices at which and the terms and conditions on which such Junior Subordinated Notes may be redeemed, in whole or in part, at the option of the Company; (vii) the obligation, if any, of Capital to redeem or purchase such Junior Subordinated Notes; (viii) the date or dates, if any, after which such Junior Subordinated Notes may be converted or exchanged at the option of the holder into or for shares of Common Stock of Southern and the terms for any such conversion or exchange; (ix) the denominations in which such Junior Subordinated Notes shall be issuable; (x) if other than the principal amount thereof, the portion of the principal amount of such Junior Subordinated Notes which shall be payable upon declaration of acceleration of the maturity thereof;
(xi) any deletions from, modifications of or additions to the Events of Default or covenants of Capital or Southern as provided in the Subordinated Note Indenture pertaining to such Junior Subordinated Notes; (xii) whether such Junior Subordinated Notes shall be issued in whole or in part in the form of a Global Security; (xiii) the right, if any, of Capital to extend the interest payment periods of such Junior Subordinated Notes; and (xiv) any other terms of such Junior Subordinated Notes. The terms of each series of Junior Subordinated Notes issued to a Trust will correspond to those of the related Preferred Securities of such Trust as described in the Prospectus Supplement relating to such Preferred Securities.

     The Subordinated Note Indenture does not contain provisions that afford holders of Junior Subordinated Notes protection in the event of a highly leveraged transaction involving Southern or Capital.

SUBORDINATION

     The Junior Subordinated Notes are subordinated and junior in right of payment to all Senior Indebtedness (as defined below) of Capital. No payment of principal of (including redemption payments, if any), or premium, if any, or interest on (including Additional Interest (as defined herein)) the Junior Subordinated Notes may be made if (a) any Senior Indebtedness is not paid when due and any applicable grace period with respect to such default has ended with such default not being cured or waived or otherwise ceasing to exist, or (b) the maturity of any Senior Indebtedness has been accelerated because of a default, or (c) notice has been given of the exercise of an option to require repayment, mandatory payment or prepayment or otherwise. Upon any payment or distribution of assets of Capital to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshalling of assets or liabilities, or any bankruptcy, insolvency or similar proceedings of Capital, the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness before the holders of the Junior Subordinated Notes are entitled to receive or retain any payment or distribution. Subject to the prior payment of all Senior Indebtedness, the rights of the holders of the Junior Subordinated Notes will be subrogated to the rights of the holders of Senior Indebtedness to receive payments and distributions applicable to such Senior Indebtedness until all amounts owing on the Junior Subordinated Notes are paid in full.

     The term "Senior Indebtedness" means, with respect to any person, (i) any payment due in respect of indebtedness of such person, whether outstanding at the date of execution of the Subordinated Note Indenture or thereafter incurred, created or assumed, (a) in respect of money borrowed (including any financial derivative, hedging or futures contract or similar instrument) and (b) evidenced by securities, debentures, bonds, notes or other similar instruments issued by such person that, by their terms, are senior or senior subordinated debt securities including, without limitation, all obligations under its indentures with various trustees; (ii) all capital lease obligations; (iii) all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations of such person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business and long-term purchase obligations); (iv) all obligations for the reimbursement of any letter of credit, banker's acceptance, security purchase facility or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons the payment of which such person is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of such person (whether or not such obligation is assumed by such person), except for (1) any such indebtedness that is by its terms subordinated to or pari passu with the Junior Subordinated Notes and (2) any unsecured indebtedness between or among such person or its affiliates. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions contained in the Subordinated Note Indenture irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

ADDITIONAL INTEREST

     "Additional Interest" is defined in the Subordinated Note Indenture as (i) such additional amounts as may be required so that the net amounts received and retained by a holder of Junior Subordinated Notes (if the holder is a Trust) after paying taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority will not be less than the amounts the holder would have received had no such taxes, duties, assessments, or other governmental charges been imposed; and (ii) any interest due and not paid on an interest payment date, together with interest thereon from such interest payment date to the date of payment, compounded quarterly, on each interest payment date.

JUNIOR SUBORDINATED NOTES GUARANTEE

     Pursuant to the Subordinated Note Indenture, Southern will irrevocably and unconditionally guarantee the Junior Subordinated Notes as described under "Description of the Junior Subordinated Notes Guarantees."
                                       12

CERTAIN COVENANTS

     Southern and Capital each covenants in the Subordinated Note Indenture, for the benefit of the holders of each series of Junior Subordinated Notes, that,
(i) if at such time Capital shall have given notice of its election to extend an interest payment period for such series of Junior Subordinated Notes and such extension shall be continuing, (ii) if at such time Southern shall be in default with respect to its payment or other obligations under (A) the Preferred Securities Guarantee with respect to the Trust Securities, if any, related to such series of Junior Subordinated Notes or (B) the Junior Subordinated Notes Guarantee, if any, related to such series of Junior Subordinated Notes, or (iii) if at such time an Event of Default thereunder with respect to such series of Junior Subordinated Notes shall have occurred and be continuing, (a) neither Southern nor Capital shall declare or pay any dividend or make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, and (b) neither Southern nor Capital shall make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by it which rank pari passu with or junior to the Junior Subordinated Notes or the Junior Subordinated Notes Guarantee. None of the foregoing, however, shall restrict (i) any of the actions described in the preceding sentence resulting from any reclassification of Southern's or Capital's capital stock or the exchange or conversion of one class or series of Southern's or Capital's capital stock for another class or series of Southern's or Capital's capital stock, (ii) the purchase of fractional interests in shares of Southern's or Capital's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iii) dividends, payments or distributions payable in shares of capital stock, (iv) redemptions, purchases or other acquisitions of shares of capital stock in connection with any employment contract, incentive plan, benefit plan or other similar arrangement of Southern or any of its subsidiaries or in connection with a dividend reinvestment or stock purchase plan, or (v) any declaration of a dividend in connection with implementation of any stockholders' rights plan, or the issuance of rights, stock or other property under any such plan, or the redemption, repurchase or other acquisition of any such rights pursuant thereto.

     The Subordinated Note Indenture further provides that, for so long as the Trust Securities of any Trust remain outstanding, Capital covenants (i) to directly or indirectly maintain 100% ownership of the Common Securities of such Trust; provided, however, that any permitted successor of Capital or Southern under the Subordinated Note Indenture may succeed to Capital's ownership of such Common Securities, and (ii) to use its reasonable efforts to cause such Trust
(a) to remain a statutory business trust, except in connection with the distribution of Junior Subordinated Notes to the holders of Trust Securities in liquidation of such Trust, the redemption of all of the Trust Securities of such Trust, or certain mergers, consolidations or amalgamations, each as permitted by the related Trust Agreement, and (b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes.

EVENTS OF DEFAULT

     The Subordinated Note Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Notes of any series, which has occurred and is continuing, constitutes an "Event of Default" with respect to the Junior Subordinated Notes of such series:

          (a) failure for 10 days to pay interest on the Junior Subordinated Notes of such series, including any Additional Interest (as defined in clause (ii) of the definition thereof in the Subordinated Note Indenture) in respect thereof, when due on an Interest Payment Date other than at maturity or upon earlier redemption; provided, however, that a valid extension of the interest payment period by Capital shall not constitute a default in the payment of interest for this purpose; or

          (b) failure for 10 days to pay Additional Interest (as defined in clause (i) of the definition thereof in the Subordinated Note Indenture); or

          (c) failure to pay principal or premium, if any, or interest, including Additional Interest (as defined in clause (ii) of the definition thereof in the Subordinated Note Indenture), on the Junior Subordinated Notes of such series when due at maturity or upon earlier redemption; or

          (d) failure for three Business Days to deposit any sinking fund payment when due by the terms of a Junior Subordinated Note of such series; or

          (e) failure to observe or perform any other covenant or warranty in the Subordinated Note Indenture (other than a covenant or warranty which has expressly been included therein solely for the benefit of one or more series of Junior Subordinated Notes other than such series) for 90 days after written notice to Southern and Capital from the Indenture Trustee or the holders of at least 25% in principal amount of the outstanding Junior Subordinated Notes of such series; or

          (f) certain events of bankruptcy, insolvency, or reorganization of Southern or Capital.

     The holders of not less than a majority in aggregate outstanding principal amount of the Junior Subordinated Notes of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee with respect to the Junior Subordinated Notes of such series. If a Subordinated Note Indenture Event of Default occurs and is continuing with respect to the Junior Subordinated Notes of any series, then the Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Notes of such series may declare the principal amount thereof due and payable immediately by notice in writing to Southern and Capital (and to the Indenture Trustee if given by the holders), and upon any such declaration such principal amount shall become immediately due and payable. At any time after such a declaration of acceleration with respect to the Junior Subordinated Notes of any series has been made and before a judgment or decree for payment of the money due has been obtained as provided in Article Five of the Subordinated Note Indenture, the holders of not less than a majority in aggregate outstanding principal amount of the Junior Subordinated Notes of such series may rescind and annul such declaration and its consequences if the default has been cured or waived and Southern or Capital has paid or deposited with the Indenture Trustee a sum sufficient to pay all matured installments of interest (including any Additional Interest) and principal due otherwise than by acceleration and all sums paid or advanced by the Indenture Trustee, including reasonable compensation and expenses of the Indenture Trustee.

     A holder of Preferred Securities may institute a legal proceeding directly against Southern and Capital, without first instituting a legal proceeding against the Property Trustee or any other person or entity, for enforcement of payment to such holder of principal of or interest on the Junior Subordinated Notes of the related series having a principal amount equal to the aggregate stated liquidation amount of the Preferred Securities of such holder on or after the due dates specified in the Junior Subordinated Notes of such series.

     The holders of not less than a majority in aggregate outstanding principal amount of the Junior Subordinated Notes of any series may, on behalf of the holders of all the Junior Subordinated Notes of such series, waive any past default with respect to such series, except (i) a default in the payment of principal or interest or (ii) a default in respect of a covenant or provision which under Article Nine of the Subordinated Note Indenture cannot be modified or amended thereunder without the consent of the holder of each outstanding Junior Subordinated Note of such series affected thereby.

REGISTRATION AND TRANSFER

     Capital shall not be required to (i) issue, register the transfer of or exchange Junior Subordinated Notes of any series during a period of 15 days immediately preceding the date notice is given identifying the Junior Subordinated Notes of such series called for redemption, or (ii) register the transfer of or exchange any Junior Subordinated Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Junior Subordinated Note being redeemed in part.

PAYMENT AND PAYING AGENT

     Payment of principal of any Junior Subordinated Notes will be made only against surrender to the Paying Agent of such Junior Subordinated Notes. Principal of and interest on Junior Subordinated Notes will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as Capital may designate from time to time, except that, at the option of Capital, payment of any interest may be made by wire transfer or by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register with respect to the Junior Subordinated Notes. Payment of interest on Junior Subordinated Notes on any interest payment date will be made to the person in whose name the Junior Subordinated Notes (or predecessor security) are registered at the close of business on the Record Date for such interest payment (the fifteenth calendar day before such interest payment date).

     The Indenture Trustee will act as Paying Agent with respect to the Junior Subordinated Notes. Capital may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts.

     All monies paid by Capital to a Paying Agent for the payment of the principal of or interest on the Junior Subordinated Notes of any series which remain unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to Capital, and the holder of such Junior Subordinated Notes will thereafter look only to Capital for payment thereof.

MODIFICATION

     The Subordinated Note Indenture contains provisions permitting Capital, Southern and the Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Junior Subordinated Notes of each series affected thereby, to modify the Subordinated Note Indenture or the rights of the holders of the Junior Subordinated Notes of such series; provided, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Note affected thereby, (i) change the stated maturity of the principal of, or any installment of principal of or interest on, any Junior Subordinated Note, or reduce the principal amount thereof or the rate of interest (including Additional Interest) thereon or any premium payable upon the redemption thereof, or change the method of calculating the rate of interest thereon, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date), or (ii) reduce the percentage of principal amount of the outstanding Junior Subordinated Notes of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Subordinated Note Indenture or certain defaults thereunder and their consequences) provided for in the Subordinated
Note Indenture, or (iii) modify any of the provisions of the Subordinated Note Indenture relating to supplemental indentures, waiver of past defaults, or waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the Subordinated Note Indenture cannot be modified or waived without the consent of the holder of each outstanding Junior Subordinated Note affected thereby, or (iv) reduce any amount payable under, delay or defer the required time of payment under, or impair the right to institute suit to enforce any payment under the Notes Guarantee, or (v) modify the provisions of the Subordinated Note Indenture with respect to the subordination of the Junior Subordinated Notes or the Notes Guarantee in a manner adverse to such holder.

     In addition, Capital, Southern and the Indenture Trustee may execute, without the consent of any holders of Junior Subordinated Notes, any supplemental indenture for certain other usual purposes, including the creation of any new series of junior subordinated notes.

CONSOLIDATION, MERGER AND SALE

     Neither Southern nor Capital shall consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless (1) such other corporation or person is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and such other corporation or person expressly assumes, by supplemental indenture executed and delivered to the Indenture Trustee, the payment of the principal of (and premium, if any) and interest (including Additional Interest) on all the Junior Subordinated Notes and the performance of every covenant of the Subordinated Note Indenture and the Notes Guarantee on the part of Southern or Capital, as the case may be, to be performed or observed; (2) immediately after giving effect to such transactions, no Event of Default, and no event which, after notice or lapse of time or both, would become an

Event of Default, shall have happened and be continuing; and (3) Southern or Capital, as the case may be, has delivered to the Indenture Trustee an officers' certificate and an opinion of counsel, each stating that such transaction complies with the provisions of the Subordinated Note Indenture governing consolidation, merger, conveyance, transfer or lease and that all conditions precedent thereto have been complied with.

INFORMATION CONCERNING THE INDENTURE TRUSTEE

     The Indenture Trustee, prior to an Event of Default with respect to Junior Subordinated Notes of any series, undertakes to perform, with respect to Junior Subordinated Notes of such series, only such duties as are specifically set forth in the Subordinated Note Indenture and, in case an Event of Default with respect to Junior Subordinated Notes of any series has occurred and is continuing, shall exercise, with respect to Junior Subordinated Notes of such series, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Subordinated Note Indenture at the request of any holder of Junior Subordinated Notes of any series, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

GOVERNING LAW

     The Subordinated Note Indenture and the Junior Subordinated Notes will be governed by, and construed in accordance with, the internal laws of the State of New York.

MISCELLANEOUS

     Each of Southern and Capital will have the right at all times to assign any of its rights or obligations under the Subordinated Note Indenture to a direct or indirect wholly-owned subsidiary of Southern; provided, that, in the event of any such assignment, Southern or Capital, as the case may be, will remain primarily liable for all such obligations. Subject to the foregoing, the Subordinated Note Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns.

            DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES GUARANTEES


     Pursuant to the Subordinated Note Indenture, Southern will irrevocably and unconditionally guarantee the due and punctual payment of principal, premium, if any, and interest on the Junior Subordinated Notes when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise. Each Junior Subordinated Notes Guarantee will constitute an unsecured obligation of Southern and will rank subordinate and junior to all Senior Indebtedness that may be issued by Southern. As of September 30, 1998, Senior Indebtedness of Southern aggregated approximately $618,000,000. Since Southern is a holding company, the right of Southern and, hence, the right of creditors of Southern (including the holders of the Junior Subordinated Notes) to participate in any distribution of the assets of any subsidiary of Southern, whether upon liquidation, reorganization or otherwise, is subject to prior claims of creditors of each such subsidiary.


                    DESCRIPTION OF THE PREFERRED SECURITIES

     Each Trust may issue only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Trust Agreement of each Trust will authorize the Administrative Trustees, on behalf of the Trust, to issue the Preferred Securities of such Trust. The Preferred Securities of each Trust will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferral or other special rights or such restrictions as shall be set forth in the Trust Agreement of such Trust. Reference is made to the Prospectus Supplement relating to the Preferred Securities of a Trust for specific terms, including (i) the distinctive designation of such Preferred Securities; (ii) the number of Preferred Securities issued by such Trust; (iii) the annual distribution rate (or method of determining such rate) for

Preferred Securities of such Trust and the date or dates on which such distributions shall be payable; (iv) whether distributions on such Preferred Securities shall be cumulative and, in the case of Preferred Securities having cumulative distribution rights, the date or dates, or method of determining the date or dates, from which distributions on such Preferred Securities shall be cumulative; (v) the amount or amounts that shall be paid out of the assets of such Trust to the holders of the Preferred Securities of such Trust upon voluntary or involuntary dissolution, winding-up or termination of such Trust;
(vi) the obligation, if any, of such Trust to purchase or redeem such Preferred Securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which such Preferred Securities shall be purchased or redeemed, in whole or in part, pursuant to such obligation; (vii) the date or dates, if any, after which such Preferred Securities may be converted or exchanged at the option of the holder into or for shares of Common Stock of Southern or Debt Securities of Capital and the terms for any such conversion or exchange; (viii) the voting rights, if any, of such Preferred Securities in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities as a condition to specified action or amendments to the Trust Agreement of such Trust; (ix) the rights, if any, to defer distributions on the Preferred Securities by extending the interest payment period on the related Junior Subordinated Notes; and (x) any other relative rights, preferences, privileges, limitations or restrictions of such Preferred Securities not inconsistent with the Trust Agreement of such Trust or applicable law. All Preferred Securities offered hereby will be guaranteed by Southern to the extent set forth under "Description of the Preferred Securities Guarantees." Any material United States federal income tax considerations applicable to an offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

     Set forth below is a summary of information concerning the Preferred Securities Guarantees that will be executed and delivered by Southern for the benefit of the holders of Preferred Securities of the respective Trusts from time to time. Each Preferred Securities Guarantee will be qualified as an indenture under the 1939 Act. Bankers Trust Company will act as indenture trustee under each Preferred Securities Guarantee (the "Guarantee Trustee") for purposes of the 1939 Act. The terms of the respective Preferred Securities Guarantees will be those set forth therein and those made part thereof by the 1939 Act. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Preferred Securities Guarantees, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the 1939 Act. Each Preferred Securities Guarantee will be held by the Guarantee Trustee for the benefit of holders of the Preferred Securities to which it relates.

GENERAL

     Pursuant to each Preferred Securities Guarantee, Southern will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the related Preferred Securities, the Guarantee Payments (as defined herein), to the extent not paid by, or on behalf of, the related Trust, regardless of any defense, right of set-off or counterclaim that Southern may have or assert against any person. The following payments or distributions with respect to the Preferred Securities of any Trust to the extent not paid or made by, or on behalf of, such Trust will be subject to the Preferred Securities Guarantee related thereto (without duplication): (i) any accrued and unpaid distributions required to be paid on the Preferred Securities of such Trust but if and only if and to the extent that such Trust has funds legally and immediately available therefor, (ii) the redemption price, including all accrued and unpaid distributions to the date of redemption (the "Redemption Price"), with respect to any Preferred Securities called for redemption by such Trust, but if and only to the extent such Trust has funds legally and immediately available therefor, and (iii) upon a dissolution, winding-up or termination of such Trust (other than in connection with the distribution of Junior Subordinated Notes to the holders of Trust Securities of such Trust or the redemption of all of the Preferred Securities of such Trust), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities of such Trust to the date of payment, to the extent such Trust has funds legally and immediately available therefor, and (b) the amount of assets of such Trust remaining available for distribution to holders of Preferred Securities of such Trust in liquidation of such Trust (the "Guarantee Payments"). Southern's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by Southern to the holders of the related Preferred Securities or by causing the related Trust to pay such amounts to such holders.

     Each Preferred Securities Guarantee will be a guarantee of the Guarantee Payments with respect to the related Preferred Securities from the time of issuance of such Preferred Securities, but will not apply to the payment of distributions and other payments on such Preferred Securities when the related Trust does not have sufficient funds legally and immediately available to make such distributions or other payments. IF CAPITAL DOES NOT MAKE INTEREST PAYMENTS ON THE JUNIOR SUBORDINATED NOTES HELD BY THE PROPERTY TRUSTEE UNDER ANY TRUST, SUCH TRUST WILL NOT MAKE DISTRIBUTIONS ON ITS PREFERRED SECURITIES.

SUBORDINATION

     Southern's obligations under each Preferred Securities Guarantee to make the Guarantee Payments will constitute an unsecured obligation of Southern and will rank (i) subordinate and junior in right of payment to all other liabilities of Southern, except those obligations or liabilities made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by Southern and with any guarantee now or hereafter entered into by Southern in respect of any preferred or preference securities of any affiliate of Southern, and (iii) senior to all common stock of Southern. The terms of the Preferred Securities will provide that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Preferred Securities Guarantee related thereto. Southern has outstanding common stock that ranks junior to the Preferred Securities Guarantees. See "Selected Information -- Selected Financial Information."

     Each Preferred Securities Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity).

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes that do not materially and adversely affect the rights of holders of the related Preferred Securities (in which case no consent will be required), each Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% in liquidation amount of such outstanding Preferred Securities. The manner of obtaining any such approval of holders of the Preferred Securities will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in each Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of Southern and shall inure to the benefit of the holders of the related Preferred Securities then outstanding.

TERMINATION

     Each Preferred Securities Guarantee will terminate and be of no further force and effect as to the related Preferred Securities upon full payment of the Redemption Price of all such Preferred Securities, upon distribution of Junior Subordinated Notes to the holders of such Preferred Securities, or upon full payment of the amounts payable upon liquidation of the related Trust. Each Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related Preferred Securities must restore payment of any sums paid with respect to such Preferred Securities or under such Preferred Securities Guarantee.

EVENTS OF DEFAULT

     An event of default under each Preferred Securities Guarantee will occur upon the failure by Southern to perform any of its payment obligations thereunder. The holders of a majority in liquidation amount of the Preferred Securities to which any Preferred Securities Guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Preferred Securities Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Preferred Securities Guarantee. Any holder of the related Preferred Securities may institute a legal proceeding directly against Southern to enforce its rights under such Preferred Securities Guarantee without first instituting a legal proceeding against the Guarantee Trustee or any other person or entity. The holders of a majority in liquidation amount of Preferred Securities of any series may, by vote, on behalf of the holders of all the Preferred Securities of such series, waive any past event of default and its consequences.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, prior to the occurrence of any event of default with respect to any Preferred Securities Guarantee and after the curing or waiving of all events of default with respect to such Preferred Securities Guarantee, undertakes to perform only such duties as are specifically set forth in such Preferred Securities Guarantee and, in case an event of default has occurred, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Preferred Securities Guarantee at the request of any holder of the related Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

     Bankers Trust Company, the Guarantee Trustee, also serves as Property Trustee and as Subordinated Note Indenture Trustee. Southern and certain of its subsidiaries maintain deposit accounts and banking relationships with Bankers Trust Company. Bankers Trust Company serves as trustee under other indentures pursuant to which securities of subsidiaries of Southern are outstanding.

GOVERNING LAW

     Each Preferred Securities Guarantee will be governed by, and construed in accordance with, the internal laws of the State of New York.

THE AGREEMENTS AS TO EXPENSES AND LIABILITIES

     Pursuant to an Agreement as to Expenses and Liabilities to be entered into by Southern under each Trust Agreement, Southern will irrevocably and unconditionally guarantee to each person or entity to whom each Trust becomes indebted or liable the full payment of any indebtedness, expenses or liabilities of such Trust, other than obligations of such Trust to pay to the holders of the related Preferred Securities or other similar interests in such Trust the amounts due such holders pursuant to the terms of such Preferred Securities or such other similar interests, as the case may be.

                  RELATIONSHIP AMONG THE PREFERRED SECURITIES,
   THE JUNIOR SUBORDINATED NOTES, THE PREFERRED SECURITIES GUARANTEES AND THE
                      JUNIOR SUBORDINATED NOTES GUARANTEES

     As long as payments of interest and other payments are made when due on each series of Junior Subordinated Notes issued to a Trust, such payments will be sufficient to cover distributions and payments due on the related Trust Securities of such Trust primarily because (i) the aggregate principal amount of each series of Junior Subordinated Notes will be equal to the sum of the aggregate stated liquidation amount of the related Trust Securities; (ii) the interest rate and interest and other payment dates on each series of Junior Subordinated Notes will match the distribution rate and distribution and other payment dates for the related Preferred Securities; (iii) Southern shall pay for all costs and expenses of each Trust pursuant to the Agreements as to Expenses and Liabilities; and (iv) each Trust Agreement provides that the Securities Trustees thereunder shall not cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

     Payments of distributions (to the extent funds therefor are legally and immediately available) and other payments due on the Preferred Securities (to the extent funds therefor are legally and immediately available) will be guaranteed by Southern as and to the extent set forth under "Description of the Preferred Securities Guarantees." If Capital does not make interest payments on any series of Junior Subordinated Notes, it is not expected that the related Trust will have sufficient funds to pay distributions on its Preferred Securities. Each Preferred Securities Guarantee is a guarantee from the time of its issuance, but does not apply to any payment of distributions unless and until the related Trust has sufficient funds legally and immediately available for the payment of such distributions.

     If Capital fails to make interest or other payments on any series of Junior Subordinated Notes when due (taking into account any extension period as described in the applicable Prospectus Supplement), the Trust Agreement provides a mechanism whereby the holders of the related Preferred Securities may appoint a substitute Property Trustee. Such holders may also direct the Property Trustee to enforce its rights under the Junior Subordinated Notes of such series and the related Junior Subordinated Notes Guarantee, including proceeding directly against Capital to enforce such Junior Subordinated Notes and against Southern to enforce such Junior Subordinated Notes Guarantee. If the Property Trustee fails to enforce its rights under any series of Junior Subordinated Notes or the related Junior Subordinated Notes Guarantee, to the fullest extent permitted by applicable law, any holder of related Preferred Securities may institute a legal proceeding directly against Capital to enforce the Property Trustee's rights under such series of Junior Subordinated Notes and against Southern to enforce such Junior Subordinated Notes Guarantee without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, a holder of Preferred Securities may institute a legal proceeding directly against Southern and Capital, without first instituting a legal proceeding against the Property Trustee or any other person or entity, for enforcement of payment to such holder of principal of or interest on Junior Subordinated Notes of the related series having a principal amount equal to the aggregate stated liquidation amount of the Preferred Securities of such holder on or after the due dates specified in the Junior Subordinated Notes of such series.

     If Southern fails to make payments under any Preferred Securities Guarantee, such Preferred Securities Guarantee provides a mechanism whereby the holders of the Preferred Securities to which such Preferred Securities Guarantee relates may direct the Guarantee Trustee to enforce its rights thereunder. In addition, any holder of Preferred Securities may institute a legal proceeding directly against Southern to enforce the Guarantee Trustee's rights under the related Preferred Securities Guarantee without first instituting a legal proceeding against the Guarantee Trustee or any other person or entity.

     Each Junior Subordinated Notes Guarantee, each Preferred Securities Guarantee, the Subordinated Note Indenture, the Junior Subordinated Notes of the related series, the related Trust Agreement and the related Agreement as to Expenses and Liabilities, as described above, constitute a full and unconditional guarantee by Southern and Capital of the payments due on the related series of Preferred Securities.

     Upon any voluntary or involuntary dissolution, winding-up or termination of any Trust, unless Junior Subordinated Notes of the related series are distributed in connection therewith, the holders of Preferred Securities of such Trust will be entitled to receive, out of assets legally available for distribution to holders, a liquidation distribution in cash as described in the applicable Prospectus Supplement. Upon any voluntary or involuntary liquidation or bankruptcy of Capital, the Property Trustee, as holder of the related series of Junior Subordinated Notes, would be a subordinated creditor of Capital, subordinated in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal and interest, before any stockholders of Capital receive payments or distributions. Because Southern is guarantor under each Preferred Securities Guarantee and each Junior Subordinated Notes Guarantee and has agreed to pay for all costs, expenses and liabilities of each Trust (other than the Trust's obligations to holders of the Preferred Securities) pursuant to the related Agreement as to Expenses and Liabilities, the positions of a holder of Preferred Securities and a holder of Junior Subordinated Notes of the related series relative to other creditors and to stockholders of Southern in the event of liquidation or bankruptcy of Southern would be substantially the same.

     A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Subordinated Note Indenture. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Junior Subordinated Notes provide that no payments may be made in respect of the Junior Subordinated Notes until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the Junior Subordinated Notes of any series would constitute an Event of Default under the Subordinated Note Indenture with respect to the Junior Subordinated Notes of such series except that failure to make interest payments on the Junior Subordinated Notes of such series will not be an Event of Default during an extension period as described in the applicable Prospectus Supplement.

        DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

     Capital may issue and sell from time to time Stock Purchase Contracts, including contracts obligating holders to purchase from Southern, and Southern to sell to the holders, a specified number of shares of common stock of Southern at a future date or dates. The consideration per share of common stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units ("Stock Purchase Units") consisting of a Stock Purchase Contract and Debt Securities, Preferred Securities or debt obligations of third parties, including U.S. Treasury securities, securing holders' obligations to purchase the common stock of Southern under the Stock Purchase Contracts. The Stock Purchase Contracts may require Southern or Capital to make periodic payments to the holders of the Stock Purchase Units or vice versa, and such payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner. The Stock Purchase Contracts may be guaranteed by Southern as more fully described under "Description of the Stock Purchase Guarantees."

     The applicable Prospectus Supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. The description in the Prospectus Supplement will summarize the terms and conditions of any Stock Purchase Contracts and Stock Purchase Units, and reference will be made to the Stock Purchase Contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to such Stock Purchase Contracts or Stock Purchase Units.

                    DESCRIPTION OF STOCK PURCHASE GUARANTEES


     Pursuant to the documents under which the Stock Purchase Contracts and Stock Purchase Units will be issued, Southern may irrevocably and unconditionally guarantee the due and punctual periodic payments to holders of Stock Purchase Contracts and Stock Purchase Units when and as the same shall become due and payable. Each Stock Purchase Guarantee will constitute an unsecured and unsubordinated obligation of Southern and will rank pari passu with all other unsecured and unsubordinated debt that may be issued by Southern. The Stock Purchase Guarantees will be effectively subordinated to all secured debt of Southern. As of September 30, 1998, Southern had no secured debt. Since Southern is a holding company, the right of Southern and, hence, the right of creditors of Southern (including holders of Stock Purchase Contracts and Stock Purchase Units) to participate in any distribution of the assets of any subsidiary of Southern, whether upon liquidation, reorganization or otherwise, is subject to prior claims of creditors of each such subsidiary.


                              PLAN OF DISTRIBUTION

     Southern may sell the Common Stock, Capital may sell the Debt Securities, the Stock Purchase Contracts and the Stock Purchase Units and the Trusts may sell the Preferred Securities in one or more of the following ways from time to time: (i) to underwriters for resale to the public or to institutional investors; (ii) directly to institutional investors; or (iii) through agents to the public or to institutional investors. The Prospectus Supplement with respect to any Securities will set forth the terms of the offering of such Securities, including the name or names of any underwriters or agents, the purchase price of such Securities and the proceeds to Southern, Capital or the applicable Trust from such sale, any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such Securities may be listed.

     If underwriters participate in the sale, such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase any series of Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of Securities, if any are purchased.

     Underwriters and agents may be entitled under agreements entered into with Southern, Capital and/or the applicable Trust to indemnification against certain civil liabilities, including liabilities under the 1933 Act. Underwriters and agents may engage in transactions with, or perform services for, Southern in the ordinary course of business.

     Each series of Senior Notes, Junior Subordinated Notes, Preferred Securities, Stock Purchase Contracts or Stock Purchase Units will be a new issue of securities and will have no established trading market. Any underwriters to whom Senior Notes, Junior Subordinated Notes, Preferred Securities, Stock Purchase Contracts or Stock Purchase Units are sold for public offering and sale may make a market in such Senior Notes, Junior Subordinated Notes, Preferred Securities, Stock Purchase Contracts or Stock Purchase Units, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The Senior Notes, Junior Subordinated Notes, Preferred Securities, Stock Purchase Contracts or Stock Purchase Units may or may not be listed on a national securities exchange.

                                 LEGAL MATTERS

     Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon on behalf of Capital and the Trusts by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to Capital and the Trusts. The validity of the Common Stock, Debt Securities, the Guarantees, the Stock Purchase Contracts, the Stock Purchase Units and certain matters relating thereto will be passed upon on behalf of Southern and Capital by Troutman Sanders LLP, Atlanta, Georgia.

                                    EXPERTS

     The financial statements and schedules of Southern included in Southern's Annual Report on Form 10-K for the year ended December 31, 1997, incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

------------------------------------------------------
------------------------------------------------------


     No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the Preferred Securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.


                               ------------------

                               TABLE OF CONTENTS

                             Prospectus Supplement



                                            PAGE
                                            ----
Summary Information - Q & A...............   S-2
Risk Factors..............................   S-6
Southern Company Capital Trust V..........   S-9
Accounting Treatment......................  S-10
Selected Consolidatd Financial
  Information.............................  S-10
Use of Proceeds...........................  S-11
Description of the Preferred Securities...  S-11
Description of the Series E Junior
  Subordinated Notes......................  S-22
Description of the Series E Junior
  Subordinated Notes Guarantee............  S-24
Relationship Among the Preferred
  Securities, the Series E Junior
  Subordinated Notes, the Preferred
  Securities Guarantee and the Series E
  Junior Subordinated Notes Guarantee.....  S-24
Certain Federal Income Tax
  Considerations..........................  S-26
Underwriting..............................  S-30
Legal Opinions............................  S-31

                   Prospectus

Available Information.....................     2
Incorporation of Certain Documents by
  Reference...............................     2
The Southern Company......................     4
Southern Company Capital Funding, Inc.....     4
The Trusts................................     4
Accounting Treatment of Trusts...........      5
Certain Ratios...........................      5
Use of Proceeds...........................     5
Description of the Common Stock...........     5
Description of the Senior Notes...........     7
Description of the Senior Notes
  Guarantees..............................    10
Description of the Junior Subordinated
  Notes...................................    11
Description of the Junior Subordinated
  Notes Guarantees........................    16
Description of the Preferred Securities...    16
Description of the Preferred Securities
  Guarantees..............................    17
Relationship Among the Preferred
  Securities, the Junior Subordinated
  Notes, the Preferred Securities
  Guarantees and the Junior Subordinated
  Notes Guarantees........................    19
Description of the Stock Purchase
  Contracts and Stock Purchase Units......    21
Description of the Stock Purchase
  Guarantees..............................    21
Plan of Distribution......................    21
Legal Matters.............................    22
Experts...................................    22


------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                         6,000,000 Preferred Securities



                                SOUTHERN COMPANY


                                CAPITAL TRUST V



                              % CUMULATIVE QUARTERLY INCOME


                        PREFERRED SECURITIES (QUIPS(SM))


                          (Liquidation Amount $25 per


                              Preferred Security)



                     FULLY AND UNCONDITIONALLY GUARANTEED,


                            AS DESCRIBED HEREIN, BY


                            (Southern Company Logo)
                   -----------------------------------------


                             PROSPECTUS SUPPLEMENT


                   -----------------------------------------

                              GOLDMAN, SACHS & CO.


                           MORGAN STANLEY DEAN WITTER


                                CIBC OPPENHEIMER


                                LEHMAN BROTHERS


                              MERRILL LYNCH & CO.


                              SALOMON SMITH BARNEY


------------------------------------------------------
------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.



     The estimated expenses of issuance and distribution, other than underwriting discounts and commissions, to be borne by Southern are as follows:



Filing Fees -- Securities and Exchange
  Commission -- registration statement......................  $  383,500
Charges of trustees (including counsel).....................      80,000
Listing fees of New York Stock Exchange.....................     212,300
Printing and preparation of registration statement,
  prospectus, etc...........................................     255,000
Rating fees --
  Moody's Investors Service, Inc............................     105,000
  Standard & Poor's Corporation.............................     180,250
  Duff and Phelps, Inc......................................     190,000
Services of Southern Company Services, Inc..................     210,000
Fees and expenses of counsel................................     200,000
Blue sky fees and expenses..................................      24,500
Fees of accountants, Arthur Andersen LLP....................      30,000
Miscellaneous, including telephone charges and traveling
  expenses..................................................      29,450
                                                              ----------
          Total.............................................  $1,900,000*
                                                              ==========


---------------


 * Each Prospectus Supplement will reflect actual expenses based upon the amount of the related offering.



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     Section 145 of Title 8 of the Delaware Code gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The same Section also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Also, the Section states that, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     The By-Laws of Southern provide in substance that no present or future director or officer of Southern shall be liable for any act, omission, step or conduct taken or had in good faith which is required, authorized or approved by order issued pursuant to the Public Utility Holding Company Act of 1935, the Federal Power Act, or any state statute regulating Southern or its subsidiaries by reason of their being public utility companies or public utility holding companies, or any amendment to any thereof. In the event that such provisions are found by a court not to constitute a valid defense, each such director and officer shall be reimbursed for, or indemnified against, all expenses and liabilities incurred by him or imposed on him in connection with, or arising out of, any such action, suit or proceeding based on any act, omission, step or conduct taken or had in good faith as in such By-Laws described.

     The By-Laws of Southern further provide as follows:

          "Each person who is or was a director or officer of the Corporation and who was or is a party or was or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the Corporation as a matter of right against any and all expenses (including attorneys' fees) actually and reasonably incurred by him and against any and all claims, judgments, fines, penalties, liabilities and amounts paid in settlement actually incurred by him in defense of such claim, action, suit or proceeding, including appeals, to the full extent permitted by applicable law. The indemnification provided by this Section shall inure to the benefit of the heirs, executors and administrators of such person.

          Expenses (including attorneys' fees) incurred by a director or officer of the Corporation with respect to the defense of any such claim, action, suit or proceeding may be advanced by the Corporation prior to the final disposition of such claim, action, suit or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation under this Section or otherwise; provided, however, that the advancement of such expenses shall not be deemed to be indemnification unless and until it shall ultimately be determined that such person is entitled to be indemnified by the Corporation."

     Southern has an insurance policy covering its liabilities and expenses which might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses and also covering its officers and directors against certain other liabilities and expenses.

     Paragraph 10 of the Certificate of Incorporation of Capital provides as follows:

          No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director received an improper personal benefit.

     Article VII of the By-laws of Capital provides in pertinent part:

          Section 1. The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation,
                                      II-2
     and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

          Section 2. The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          Section 3. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1. and 2., or in defense of any claim, issue or matter therein, such individual shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

          Section 4. Any indemnification under Sections 1. and 2. (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections
     1. and 2. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

          Section 5. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of such director or officer to repay such amount unless it shall ultimately be determined that such individual is entitled to be indemnified by the corporation as authorized in this Section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

          Section 6. The indemnification provided by this Article VII shall not be exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such individual's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          Section 7. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by
                                      II-3
     such in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify against such liability under the provisions of this section.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


EXHIBIT
NUMBER
-------
 1.1      --   Form of Underwriting Agreement relating to Senior Notes.*
 1.2      --   Form of Underwriting Agreement relating to Junior
                 Subordinated Notes.*
 1.3      --   Form of Underwriting Agreement relating to Preferred
                 Securities.*
 1.4      --   Form of Underwriting Agreement relating to Common Stock.*
 1.5      --   Form of Underwriting Agreement relating to Stock Purchase
                 Contracts and Stock Purchase Units.*
 4.1      --   Form of Senior Note Indenture relating to the Senior
                 Notes.**
 4.2      --   Form of Supplemental Indenture to Senior Note Indenture to
                 be used in connection with the issuance of Senior Notes.*
 4.3      --   Subordinated Note Indenture dated as of June 1, 1997 among
                 The Southern Company, Southern Company Capital Funding,
                 Inc. and Bankers Trust Company, as Trustee (Designated in
                 Form 10-K for the year ended December 31, 1997, File No.
                 1-3536, as Exhibit 4(a)(2)).
 4.4      --   Form of Supplemental Indenture to Subordinated Note
                 Indenture to be used in connection with the issuance of
                 Junior Subordinated Notes (Designated in Registration No.
                 333-50659 as Exhibit 4.2).
 4.5-A    --   Certificate of Trust of Southern Company Capital Trust V.**
 4.5-B    --   Certificate of Trust of Southern Company Capital Trust VI.**
 4.5-C    --   Certificate of Trust of Southern Company Capital Trust
                 VII.**
 4.6-A    --   Trust Agreement of Southern Company Capital Trust V.**
 4.6-B    --   Trust Agreement of Southern Company Capital Trust VI.**
 4.6-C    --   Trust Agreement of Southern Company Capital Trust VII.**
 4.7-A    --   Form of Amended and Restated Trust Agreement of Southern
                 Company Capital Trust V.**
 4.7-B    --   Form of Amended and Restated Trust Agreement of Southern
                 Company Capital Trust VI.**
 4.7-C    --   Form of Amended and Restated Trust Agreement of Southern
                 Company Capital Trust VII.**
 4.8-A    --   Form of Preferred Security of Southern Company Capital Trust
                 V (included in Exhibit 4.7-A above).
 4.8-B    --   Form of Preferred Security of Southern Company Capital Trust
                 VI (included in Exhibit 4.7-B above).
 4.8-C    --   Form of Preferred Security of Southern Company Capital Trust
                 VII (included in Exhibit 4.7-C above).
 4.9      --   Form of Senior Note (included in Exhibit 4.2 above).
 4.10     --   Form of Junior Subordinated Note (included in Exhibit 4.4
                 above).
 4.11-A   --   Form of Guarantee relating to Southern Company Capital Trust
                 V.**
 4.11-B   --   Form of Guarantee relating to Southern Company Capital Trust
                 VI.**
 4.11-C   --   Form of Guarantee relating to Southern Company Capital Trust
                 VII.**
 4.12-A   --   Form of Agreement as to Expenses and Liabilities relating to
                 Southern Company Capital Trust V (included in Exhibit
                 4.7-A above).
 4.12-B   --   Form of Agreement as to Expenses and Liabilities relating to
                 Southern Company Capital Trust VI (included in Exhibit
                 4.7-B above).
 4.12-C   --   Form of Agreement as to Expenses and Liabilities relating to
                 Southern Company Capital Trust VII (included in Exhibit
                 4.7-C above).
 4.13     --   Form of Purchase Contract.*
 4.14     --   Form of Pledge Agreement.*
 5.1      --   Opinion of Troutman Sanders LLP.
 5.2-A    --   Opinion of Richards, Layton & Finger, P.A. relating to
                 Southern Company Capital Trust V.**
 5.2-B    --   Opinion of Richards, Layton & Finger, P.A. relating to
                 Southern Company Capital Trust VI.**
 5.2-C    --   Opinion of Richards, Layton & Finger, P.A. relating to
                 Southern Company Capital Trust VII.**

EXHIBIT
NUMBER
-------
 8.1      --   Opinion of Troutman Sanders LLP.
12.1      --   Computation of ratio of earnings to fixed charges.**
12.2      --   Computation of ratio of earnings to fixed charges plus
                 preferred dividend requirements (pre-income tax basis).**
23.1      --   Consent of Arthur Andersen LLP.**
23.2      --   Consent of Troutman Sanders LLP (included in Exhibit 5.1
                 above).
23.3      --   Consent of Richards, Layton & Finger, P.A. (included in
                 Exhibits 5.2-A, 5.2-B and 5.2-C above).
23.4      --   Consent of Troutman Sanders LLP (included in Exhibit 8.1
                 above)
24.1      --   Powers of Attorney and Resolution.**
25.1      --   Statement of Eligibility under Trust Indenture Act of 1939, as amended, of Senior Note Indenture Trustee.*
25.2      --   Statement of Eligibility under Trust Indenture Act of 1939, as amended, of Bankers Trust Company, as Subordinated Note
                 Indenture Trustee (Designated in Registration No. 333-
                 28349 as Exhibit 25.1).**
25.3      --   Statement of Eligibility under Trust Indenture Act of 1939, as amended, of Bankers Trust Company, as Property Trustee
                 and Guarantee Trustee, relating to Southern Company
                 Capital Trust V.**
25.4      --   Statement of Eligibility under Trust Indenture Act of 1939, as amended, of Bankers Trust Company, as Property Trustee
                 and Guarantee Trustee, relating to Southern Company
                 Capital Trust VI.**
25.5      --   Statement of Eligibility under Trust Indenture Act of 1939, as amended, of Bankers Trust Company, as Property Trustee
                 and Guarantee Trustee, relating to Southern Company
                 Capital Trust VII.**


     Exhibits listed above which have heretofore been filed with the Commission and which were designated as noted above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.
---------------

 * To be subsequently filed or incorporated by reference.


** Previously filed.


ITEM 17.  UNDERTAKINGS.

     (a) Undertaking related to Rule 415 offering:

          The undersigned registrants hereby undertake:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, S-8 or F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Undertaking related to filings incorporating subsequent Securities Exchange Act of 1934 documents by reference:

          The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Undertaking related to acceleration of effectiveness:

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrants hereby undertake that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant, The Southern Company, a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 16th day of December, 1998.

                                          THE SOUTHERN COMPANY

                                          By:           A. W. DAHLBERG
                                              Chairman, President and Chief
                                                    Executive Officer

                                          By:       /s/ WAYNE BOSTON
                                            ------------------------------------
                                                        Wayne Boston
                                                      Attorney-in-Fact


     Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following directors and officers of The Southern Company in the capacities and on the date indicated:


                     SIGNATURE                                  TITLE                     DATE
                     ---------                                  -----                     ----

                  A. W. DAHLBERG                     Chairman of the Board,
                                                       President, Chief Executive
                                                       Officer and Director
                                                       (Principal Executive
                                                       Officer)

                  W. L. WESTBROOK                    Financial Vice President,
                                                       Chief Financial Officer
                                                       and Treasurer (Principal
                                                       Financial and Accounting
                                                       Officer)

                    JOHN C. ADAMS
                    A. D. CORRELL
                  PAUL J. DENICOLA
                    JACK EDWARDS
                  H. ALLEN FRANKLIN
                   BRUCE S. GORDON
                                                       Directors
                  L. G. HARDMAN III
                   ELMER B. HARRIS
               WILLIAM J. RUSHTON III
                  GLORIA M. SHATTO
                  GERALD J. ST. PE
                  HERBERT STOCKHAM

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                  /s/ WAYNE BOSTON                                                   December 16, 1998
-----------------------------------------------------
                    Wayne Boston
                  Attorney-in-Fact



     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Southern Company Capital Funding, Inc., a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 16th day of December, 1998.


                                          SOUTHERN COMPANY CAPITAL FUNDING, INC.

                                          By:      /s/ W. L. WESTBROOK
                                            ------------------------------------
                                                      W. L. Westbrook
                                               President and Chief Executive
                                                           Officer


     Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following directors and officers of Southern Company Capital Funding, Inc. in the capacities and on the dates indicated.



                      SIGNATURE                                   TITLE                     DATE
                      ---------                                   -----                     ----
                   W. L. WESTBROOK                     President, Chief Executive
                                                         Officer and Director
                                                         (Principal
                                                         Executive Officer)
                    C. O. RAWLINS                      Vice President and Chief
                                                         Financial Officer
                                                         (Principal
                                                         Financial and Accounting
                                                         Officer)




                WILLIAM R. BECHSTEIN
                JAMES J. COPPOLA, JR.                  Directors
                   DAVID R. ROZIER
                   L. TERRY TURNER

                  /s/ WAYNE BOSTON                                                   December 16, 1998
-----------------------------------------------------
                    Wayne Boston
                  Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, Southern Company Capital Trust V certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 16th day of December, 1998.


                                          SOUTHERN COMPANY CAPITAL TRUST V

                                          By: SOUTHERN COMPANY
                                              CAPITAL FUNDING, INC.,
                                              Depositor

                                          By:       /s/ WAYNE BOSTON
                                            ------------------------------------
                                                        Wayne Boston
                                                    Assistant Secretary


     Pursuant to the requirements of the Securities Act of 1933, Southern Company Capital Trust VI certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 16th day of December, 1998.


                                          SOUTHERN COMPANY CAPITAL TRUST VI

                                          By: SOUTHERN COMPANY
                                              CAPITAL FUNDING, INC.,
                                              Depositor

                                          By:       /s/ WAYNE BOSTON
                                            ------------------------------------
                                                        Wayne Boston
                                                    Assistant Secretary


     Pursuant to the requirements of the Securities Act of 1933, Southern Company Capital Trust VII certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 16th day of December, 1998.


                                          SOUTHERN COMPANY CAPITAL TRUST VII

                                          By: SOUTHERN COMPANY
                                              CAPITAL FUNDING, INC.,
                                              Depositor

                                          By:       /s/ WAYNE BOSTON
                                            ------------------------------------
                                                        Wayne Boston
                                                    Assistant Secretary